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                                                                   EXHIBIT 4.03


                          SECURITIES PURCHASE AGREEMENT

                                 ELOQUENT, INC.
                      2000 Alameda de las Pulgas, Suite 100
                               San Mateo, CA 94403

                                                      As of October 20, 1999

GMN Investors II, L.P.
20 William Street, Suite 250
Wellesley, Massachusetts  02481

Additional Investors Listed on
Exhibit A Attached Hereto

Ladies and Gentlemen:

        The undersigned, Eloquent, Inc., a Delaware corporation (the "Company"), hereby agrees with you as follows:

1.      DEFINITIONS.

        For all purposes of this Agreement the following terms shall have the meanings set forth herein or elsewhere in the provisions hereof:

        Accounts Receivable Line of Credit. Accounts Receivable Line of Credit shall mean the accounts receivable-based portion of the revolving line of credit from Transamerica in favor of the Company as further set forth in the Senior Credit Agreement.

        Adjusted Net Worth. Adjusted Net Worth shall mean, in connection with any liquidation or sale of assets by the Company, the consolidated net worth of the equity of the Company, immediately prior to such liquidation or immediately after such sale, determined in accordance with generally accepted accounting principles, taking into account (i) the total consideration received by the Company for such transaction, (ii) the transaction costs incurred in connection with such transaction, and (iii) any liabilities (excluding any accrual for vacation time) of the Company whether or not to be discharged in connection with such transaction.

        Affiliate. Affiliate shall mean any Person directly or indirectly controlling, directly or indirectly controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include
(a) any Person who is a

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director or beneficial holder of at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) of the Company (or other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or other specified Person) or an Affiliate (as defined in clause (a) above) of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, Family Members of such Person; provided, however, that no Investor nor Gemini Investors LLC shall be considered an Affiliate of the Company for the purposes of this Agreement.

        Capital Expenditures. Capital Expenditures shall mean amounts paid or Indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase or lease of fixed assets (both tangible and intangible) that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

        Capital Transaction. Capital Transaction shall mean any of the following: (i) one or more mergers or consolidations involving the Company (in a single transaction or series of related or unrelated transactions) in which the Company is not the surviving entity and the holders of equity interests in the Company prior to such transaction(s) own less than a majority of the surviving entity's voting securities immediately after such transaction(s); (ii) a liquidation, dissolution or winding up of the Company or a sale of all or substantially all of the assets of the Company or other similar corporate actions pursuant to which the Company or the holders of equity interests in the Company receive cash, securities or other property; (iii) securities constituting at least a majority of the voting power of the Company are sold to a Person that is not an Affiliate; or (iv) the closing of the Company's underwritten public offering pursuant to an effective registration statement under the Securities Act.

        Charter. Charter shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

        Closing.  See Section 2.3.

        Closing Date.  See Section 2.3.

        Code. Code shall mean the Internal Revenue Code of 1986, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

        Commission.  Commission shall mean the Securities and Exchange
Commission.
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        Common Stock. Common Stock shall mean, collectively, the Common Stock of the Company described in Section 4.5(a) and in addition, any capital stock or other securities into which or for which Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

        Company.  See preamble.

        Consolidated or consolidated. Consolidated or consolidated shall mean, with reference to any term defined herein, that term as applied to the accounts of the Company and all of its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

        Converted Common Shares. Converted Common Shares shall mean, collectively, (a) shares of Common Stock issuable upon exercise of the conversion rights of the Series E Preferred Stock in accordance with its terms,
(b) any shares of Common Stock into which such shares of Common Stock have been converted, (c) any capital stock or other securities into which or for which such shares of Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company, and (d) any shares of capital stock issued with respect to the foregoing pursuant to a stock dividend or stock split; provided that no Converted Common Shares which have been sold pursuant to a Public Sale shall be considered to be outstanding Converted Common Shares or Securities hereunder.

        Co-Sale Agreement. Co-Sale Agreement means the Fourth Amended and Restated Co-Sale Agreement dated as of the date hereof among the Company, the Investors and certain of the other stockholders of the Company, as such Agreement may be amended, restated, modified or supplemented in accordance with the terms of this Agreement.

        Default. Default shall mean an event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

        Distribution. Distribution shall mean (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Company or other specified Person, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of the Company or other specified Person, directly or indirectly or otherwise, or (c) any other distribution on or in respect of any shares of any class of capital stock of the Company or other specified Person (in each case except a repurchase of shares of Common Stock from an employee or consultant of the Company in connection with the termination of such employee's or consultant's relationship as such with the Company).

        EBITDA. EBITDA shall mean for any period, an amount equal to the sum of
(a) the consolidated net income of the Company and its Subsidiaries during such period determined in accordance with generally accepted accounting principles, but excluding

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therefrom all extraordinary items of income or loss, plus (b) all amounts deducted in the computation thereof on account of (i) interest, (ii) taxes,
(iii) depreciation, and (iv) amortization.

        Employment Agreements. Employment Agreements shall mean the employment agreements between the Company and certain key employees listed on Schedule 1 hereto.

        Environmental Laws. Environmental Laws shall mean any federal, state, or local judgment, decree, order, law, license, rule or regulation relating to health, safety or the environment.

        ERISA. ERISA shall mean the federal Employee Retirement Income Security Act of 1974, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

        ERISA Affiliate. ERISA Affiliate shall mean, with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group described in Section 414(b) or Section 414(c) of the Code of which such Person is a member.

        Events of Default.  See Section 9.1.

        Family Members. Family Members shall mean, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such Persons and each custodian of a property of one or more such Persons.

        Financing Agreements. Financing Agreements shall include this Agreement, the Securities, the Investors' Rights Agreement, the Co-Sale Agreement, the Voting Agreement, and any and every other present or future instrument or written agreement from time to time entered into between the Company and any of the Investors or any other Holder of the Securities and which relates to this Agreement or is stated to be a Financing Agreement, as from time to time amended or modified, and all written statements, reports or certificates delivered by or on behalf of the Company to you or any other Holder of the Securities in connection herewith or therewith.

        generally accepted accounting principles. Generally accepted accounting principles shall mean accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year of the Company and its Subsidiaries ended December 31, 1998 (except for mandatory changes from time to time thereafter), (b) except as provided in clause (a) of this definition, (b) applied on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.
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        GMN. GMN shall mean GMN Investors II, L.P., a Delaware limited partnership.

        Hazardous Substances. Hazardous Substances shall mean any hazardous waste as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33), and any toxic substance, oil, petroleum, friable asbestos, hazardous materials, or other substances regulated by any Environmental Laws.

        Holder. Holder shall mean, as to any Security, the holder thereof, unless such holder shall have presented such Security to the Company for transfer and the transferee shall have been entered in the Company's stock register referred to in Section 12.2(a) (in the case of Series E Preferred Shares, Converted Common Shares or Warrant Shares), in the register referred to in Section 12.1(a) (in the case of a Note) or in the register referred to in
Section 12.3(a) (in the case of a Warrant) as a subsequent holder, in which case "Holder" shall mean such subsequent holder.

        Indebtedness. Indebtedness shall include all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; and (iv) obligations to reimburse issuers of any letters of credit.

        Indebtedness for Borrowed Money. Indebtedness for Borrowed Money shall mean (a) all Indebtedness of the Company and its Subsidiaries for borrowed money, whether current or funded, or secured or unsecured, (b) all Indebtedness of the Company and its Subsidiaries for the deferred purchase price of property or services represented by a note or other security, (c) all Indebtedness of the Company and its Subsidiaries created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Indebtedness of the Company and its Subsidiaries secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to

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such mortgage or lien, (e) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Company or any of its Subsidiaries are liable as lessee, (f) any liability of the Company or any of its Subsidiaries in respect of banker's acceptances or letters of credit, (g) all interest, fees and other expenses owed with respect to indebtedness described in the foregoing clauses (a), (b), (c), (d), (e) or (f) above, and (h) all Indebtedness referred to in clause (a), (b), (c), (d), (e), (f) or (g) above which is directly or indirectly guaranteed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which the Company or any of its Subsidiaries has otherwise assured a creditor against loss.

        Investments. Investments shall mean (a) any purchase of shares of capital stock, units, interests, evidence of Indebtedness or other security issued by any other Person, (b) any loan, advance, or extension of credit to, or contribution to the capital of, any other Person, (c) any purchase of the securities of any other Person, or commitment to make such purchase, and (d) any other investment in any other Person; provided, however, that the term "Investment" shall not include (i) trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, and all letters of credit or other instruments securing or evidencing the same, (ii) advances to employees for travel and relocation expenses, drawing accounts and similar expenditures but only to the extent that all such advances outstanding at any particular time do not exceed $100,000, (iii) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or any of its Subsidiaries or as security for any such Indebtedness or claim, and (iv) any acquisition of assets or stock of a Person which is permitted pursuant to Section 7.12.

        Investors. Investors shall mean GMN and the additional investors listed on Exhibit A hereto.

        Investors' Rights Agreement. Investors' Rights Agreement shall mean the Fourth Amended and Restated Investors' Rights Agreement dated as of the date hereof among the Company, the Investors and certain of the other stockholders of the Company, as such Agreement may be amended, restated, modified or supplemented in accordance with the terms of this Agreement.

        Lien. Lien shall mean (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; or (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles, or chattel paper, with or without recourse.
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        Major Holder. Major Holder shall mean the holder or holders at the relevant time (excluding the Company) of (a) in the case of the Notes, at least 10% of the then outstanding principal amount of the Notes, (b) in the case of the Series E Preferred Stock, at least 10% of the then outstanding shares of Series E Preferred Stock, (c) in the case of the Converted Common Shares, Warrants and Warrant Shares, at least 10% of the total number of (i) the then outstanding Converted Common Shares, (ii) Warrant Shares then issuable upon exercise of the outstanding Warrants plus (iii) then outstanding Warrant Shares, and (d) if no class of Securities is referred to, the Major Holders of the Notes so long as any Notes are outstanding, the Major Holders of the Series E Preferred Shares and the Major Holders of the Converted Common Shares, Warrants and/or Warrant Shares.

        Majority Holders. Majority Holders shall mean the holder or holders at the relevant time (excluding the Company) of (a) in the case of the Notes, 66-2/3% or more in outstanding principal amount of the Notes, (b) in the case of the Series E Preferred Shares, 66-2/3% or more of the then outstanding Series E Preferred Shares, (c) in the case of the Converted Common Shares, Warrants and Warrant Shares, 66-2/3% or more of (i) the then outstanding Converted Common Shares, (ii) Warrant Shares then issuable upon exercise of the outstanding Warrants plus (iii) then outstanding Warrant Shares, considered collectively, and (d) if no class of Securities is referred to, the Majority Holders of the Notes so long as any Notes are outstanding, and the Majority Holders of the then outstanding Series E Preferred Shares (on an as converted basis), Converted Common Shares, Warrants (on an as converted basis) and Warrant Shares, considered collectively; provided that for purposes of Section 9.2(b), Majority Holder shall only refer to the holder or holders at the relevant time (excluding the Company) of 66-2/3% or more of the then outstanding Converted Common Shares; and provided further that for purposes of Section 9.2(c), Majority Holder shall only refer to the holder or holders at the relevant time (excluding the Company) of 66-2/3% or more of the number of Warrant Shares then issuable upon exercise of the outstanding Warrants plus then outstanding Warrant Shares, considered collectively.

        Management Stock Option Plan. Management Stock Option Plan shall mean the Company's equity incentive plans pursuant to which the Company has the right to grant options, stock bonuses and the like to employees and consultants of the Company for up to a maximum of 6,004,500 shares of Common Stock.

        Maximum Rate.  See Section 3.5(c).

        Notes. Notes shall mean the Senior Subordinated Notes of the Company aggregating $20,000,000 in principal amount issued pursuant to Section 2.1 hereof and any other Notes transferred to any other holders pursuant to Section 13 hereof; provided that no Notes that have been sold pursuant to a Public Sale shall be considered to be outstanding Notes or Securities hereunder.

        Permitted Indebtedness.  See Section 7.8.
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        Permitted Liens.  See Section 7.9.

        Permitted Renewal.  See Section 3.6(b).

        Person. Person shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

        Preferred Stock. Preferred Stock means the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of the Company as further described in Section 4.5.

        Projections.  See Section 4.7(a)(iii).

        Public Sale. Public Sale shall mean any sale of Common Stock or other equity interest of the Company to the public pursuant to a public offering registered under the Securities Act (other than pursuant to a Rule 145 transaction or on Form S-8) or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act or any other public offering not required to be registered under the Securities Act.

        Purchase Price.  See Section 2.2.

        Purchased Securities.  See Section 2.2.

        Real Property.  See Section 4.13.

        Related Agreements. Related Agreements shall mean, collectively, the Financing Agreements, the Senior Debt Documents, the Charter of the Company AND the Employment Agreements.

        Release. Release shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. and the regulations promulgated thereunder, as in effect from time to time.

        Restricted Payment. Restricted Payment shall mean any payment (whether in cash, securities or other property) to or for the benefit of any Affiliate of the Company or any of its Subsidiaries in respect of any Indebtedness owed by or other obligation of the Company or such Subsidiary to such Affiliate.

        Securities. Securities shall mean the Notes, the Series E Preferred Shares, the Converted Common Shares, the Warrants and the Warrant Shares.
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        Securities Act. Securities Act shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        Senior Credit Agreement. Senior Credit Agreement shall mean the Loan and Security Agreement, dated July 14, 1999, among the Company and the Senior Lender.

        Senior Debt Documents. Senior Debt Documents shall mean (a) the Senior Credit Agreement and the other Loan Documents, as defined therein, (b) the Senior Loan and Security Agreement No. 6270, dated as of August 5, 1999, between the Company and Phoenix Leasing Incorporated and all promissory notes, agreements and other documents related thereto, (c) the Master Equipment Lease Agreement, dated as of November 13, 1995, between the Company and Lighthouse Capital Partners, L.P., and all Lease Line Schedules and Equipment Schedules, as such terms are defined therein, agreements and other documents related thereto, and (d) the Master Equipment Lease Agreement, dated as of March 21, 1997, between the Company and Lighthouse Capital Partners II, L.P., and all Lease Line Schedules and Equipment Schedules, as such terms are defined therein, agreements and other documents related thereto,

        Senior Indebtedness.  See Section 3.6(b)

        Senior Lender. Senior Lender shall mean Transamerica and its successors and assigns.

        Series E Preferred Shares. Series E Preferred Shares shall mean the shares of Preferred Stock of the Company issued to the Investors pursuant to
Section 2.1 hereof and any capital stock or other securities into which or for which such Preferred Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

        Series E Preferred Stock. Series E Preferred Stock shall mean the Series E Preferred Stock, $.001 par value per share, of the Company.

        Small Business Act. Small Business Act shall mean the Small Business Investment Act of 1958, as amended, or any successor federal statute, and the rules and regulations of the Small Business Administration thereunder (including without limitation Title 13, Code of Federal Regulations, Sections 107 and 121), all as the same shall be in effect from time to time.

        Standstill Period.  See Section 3.6(b).

        Subordinated Indebtedness.  See Section 3.6(b).

        Subsidiary. Subsidiary shall mean any Person of which the Company or other specified Person now or hereafter shall at the time own directly or indirectly through a

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Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

        Transamerica. Transamerica shall mean Transamerica Business Credit Corporation.

        Transfer Notice.  See Section 13.2.

        Voting Agreement. Voting Agreement shall mean the Voting Agreement dated as of the date hereof among the Company, the Investors and certain of the other stockholders of the Company, as such Agreement may be amended, restated, modified or supplemented in accordance with the terms of this Agreement.

        Warrants. Warrants shall mean the Warrants of the Company issued to the Investors pursuant to Sections 2.1 hereof and any other Warrants transferred to any other holders pursuant to Section 11 hereof; provided that no Warrants which have been sold pursuant to a Public Sale shall be considered to be outstanding Warrants or Securities hereunder.

        Warrant Shares. Warrant Shares shall mean, collectively, (a) Common Stock issuable upon exercise of the Warrants in accordance with their terms, (b) any shares of Common Stock into which such shares of Common Stock have been converted, (c) any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company, and (d) any shares of capital stock issued with respect to the foregoing pursuant to a stock dividend or a stock split; provided that no Warrant Shares which have been sold pursuant to a Public Sale shall be considered to be outstanding Warrant Shares or Securities hereunder.

2.      SALE AND PURCHASE OF PURCHASED SECURITIES.

        2.1.  Sale and Purchase of Purchased Securities.

        (a) The Company agrees to issue and sell to you and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, you agree to purchase the Senior Subordinated Notes of the Company set forth opposite your name on Exhibit A, in the aggregate principal amount of $20,000,000, such Notes to be in the form of Exhibit B hereto.

        (b) The Company agrees to issue and sell to you and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, you agree to purchase Common Stock Purchase Warrants for the purchase of the number of shares of Common Stock of the Company set forth on Exhibit A hereto, such Warrants to be in the form of Exhibit C.
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        2.2. Purchase Price. The aggregate purchase price for the Securities purchased pursuant to Section 2.1 (the "Purchased Securities") is $20,002,000 (the "Purchase Price"). The parties hereto agree that (a) the aggregate purchase price for such Notes is $20,000,000, and (b) the aggregate purchase price for such Warrants is $2,000, and will be reported as such by all parties for federal, state and local tax purposes.

        2.3. Closing. The closing of the purchase and sale of the Purchased Securities (the "Closing") will take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco California at 10:00 a.m. on October 20, 1999, or at such other time, date and place as the parties hereto may agree upon (the "Closing Date"). At the Closing, the Company will deliver to you the Purchased Securities against payment by you of the Purchase Price in immediately available funds. Each of the Purchased Securities will be issued to you and registered in your name in the records of the Company.

        2.4. Use of Proceeds. The proceeds from the sale of the Purchased Securities hereunder will be used solely to repay the Accounts Receivable Line of Credit and for other general working capital purposes. The Company agrees that it will not use any part of the proceeds from the sale of the Purchased Securities to purchase or carry any "margin security" or "margin stock", as such terms are defined in any regulation, rule or interpretation of the Board of Governors of the Federal Reserve System.

3.      PRINCIPAL AND INTEREST PAYMENTS ON NOTES; SUBORDINATION.

        3.1. Mandatory Principal Repayment. The Company agrees to repay the aggregate principal amount of the Notes in one installment in the amount of all unpaid principal of the Notes on the earlier to occur of (i) October 20, 2004 or
(ii) a Capital Transaction.

        3.2. Optional Prepayments. The Company may at any time and from time to time prepay all or any portion (in integral multiples of $10,000) of the principal amount of the Notes, provided that all accrued and unpaid interest on the principal amount being prepaid is paid at the same time as such prepayment. Any such prepayment shall be made to the Holders of the Notes pro rata, in accordance with the outstanding principal amounts of such Holder's Notes.

        3.3. Presentation or Surrender of Notes. The Company may, as a condition to accepting any prepayment of a Note, require the Holder thereof to present such Note at the place specified in the Note for payment of the principal thereof, for notation thereon of the amount and date of such prepayment, or, if such Note is prepaid in full, to surrender the same to the Company.

        3.4. No Reborrowing. No amount repaid or prepaid pursuant to Section 3.1 or 3.2 may be reborrowed under the Notes.
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        3.5. Interest Payments. (a) Subject to Sections 3.5(b) and 3.5(c)
hereof, the unpaid principal amount of the Notes outstanding from time to time shall bear interest from the Closing Date until and including the maturity of the Notes, at a rate per annum equal to 12%. Interest on the Notes shall be calculated on the basis of the actual number of days elapsed and a 360 day year, and shall be paid quarterly in arrears on the last day of each calendar quarter, commencing on the first such date following the Closing Date.

        (b) Upon the occurrence and during the continuance of any Event of Default described in Section 9.1(a) the Notes shall bear interest at a rate equal to 16% per annum, payable quarterly in arrears on the last business day of each calendar quarter, commencing on the first such date following the occurrence of such Event of Default and calculated in accordance with Section 3.5(a) above.

        (c) It is not intended by the Holders of the Notes, and nothing contained in this Agreement or any Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable federal, state or other law (the "Maximum Rate") and, to prevent such an occurrence, any agreement which may now or hereafter be in effect between the Company and the Holders of the Notes regarding the payment of fees or interest to such Holders is hereby limited by the provisions of this Section 3.5(c). If, in any month, the effective interest rate applicable to the principal outstanding under the Notes, absent the Maximum Rate limitation contained herein, would have exceeded the Maximum Rate, then the effective interest rate applicable to the Notes for that month shall be the Maximum Rate, and, if in any subsequent month, the effective interest rate would otherwise be less than the Maximum Rate, then the effective interest rate applicable to the Notes for such month shall be increased to the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid in respect of the Notes if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the principal outstanding under the Notes, the total amount of interest paid or accrued in respect of the Notes under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued in respect of the Notes had the interest not been limited hereby to the Maximum Rate, then the Company shall, to the extent permitted by such applicable federal, state or other law, pay to each of the holders of the Notes an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged in respect of the Notes if the Maximum Rate had, at all times, been in effect with respect to the Notes and (B) the amount of interest which would have accrued in respect of the Notes had the effective interest rate applicable with respect to the Notes at all times not been limited hereunder by the Maximum Rate over (ii) the amount of interest actually paid or accrued in respect of the Notes held by such holder under this Agreement. In the event that the Holders of the Notes receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of principal outstanding under the Notes until the payment in full thereof, and if no such principal is then outstanding, such excess, or part thereof remaining, shall be paid to the Company.

        3.6.   Subordination.

        (a) Subordination to Senior Indebtedness. Notwithstanding any other provision of this Agreement, the payment of principal and interest on each of the Notes is and shall be junior and subordinated in right of payment, to the extent and in the manner set forth in this Section 3.6, to the prior payment in full of all amounts due and owing upon all Senior Indebtedness at any time outstanding.

        (b) Definitions. As used herein, (i) the term Senior Indebtedness shall mean all of the Indebtedness from time to time owing by the Company under the Senior Debt Documents as in effect on the date hereof and under any Permitted Renewal thereof; provided, however, that Senior Indebtedness shall include principal and interest thereon under such agreements at any time of determination only to the extent that the aggregate principal amount thereunder does not exceed $11,150,000 minus the amount of all principal installments and prepayments made by the Company to the extent that such installments and prepayments may not be reborrowed by the Company under the terms of such agreements; (ii) the term Permitted Renewal shall mean any amendment of any credit facility under the Senior Debt Documents which does not (A) extend the scheduled maturities of the loans made thereunder, (B) increase the aggregate principal amount permitted to be outstanding at any time thereunder, or (C) modify or amend any provisions in any way which would impose materially greater restrictions on the rights of the holders of Subordinated Indebtedness to the payment thereof than those imposed by the Senior Debt Documents on the date hereof or otherwise materially adversely affect the rights of the holders of Subordinated Indebtedness hereunder; (iii) the term Subordinated Indebtedness shall mean the Indebtedness of the Company under the Notes; (iv) the term Standstill Period shall mean with respect to any Subordinated Indebtedness, the period commencing on the date on which the holder thereof shall have received written notice from the holders of Senior Indebtedness of the occurrence of an Event of Default (as defined in the Senior Credit Agreement) under the Senior Credit Agreement and ending on the earlier of (A) 90 days after the commencement of such period or (B) the date on which all Events of Default under the Senior Credit Agreement have been cured or waived; and (v) the term Subordinated Instrument shall mean any instrument or agreement evidencing Subordinated Indebtedness.

        (c) Prior Payment of Senior Indebtedness in Bankruptcy, etc. In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relating to the Company or its debts or assets, and, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshalling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, if all Senior Indebtedness has not been paid in full at such time, (i) the holders of Subordinated Indebtedness shall demand, but only the holders of Senior Indebtedness may collect, payment of all

Subordinated Indebtedness due from the Company, and (ii) the holders of the Senior Indebtedness are hereby irrevocably authorized at any such meeting or in any such proceeding to collect any assets of the Company distributed, divided or applied by way of dividend or payment or any such securities issued on account of Subordinated Indebtedness and apply the same, or the proceeds of any realization upon the same that the holders of the Senior Indebtedness in their discretion elect to effect, to Senior Indebtedness until all Senior Indebtedness shall have been paid in full, rendering any surplus then remaining to the holders of the Notes. The holders of the Subordinated Indebtedness shall retain the right to vote and otherwise act in any such proceeding (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension).

        (d)    No Payment on Notes Under Certain Conditions.

               (i) During any Standstill Period with respect to any Subordinated Indebtedness, (A) no payment shall be made by the Company or accepted by any holder of such Subordinated Indebtedness thereunder; and (B) unless the holders of Senior Indebtedness shall have accelerated such Senior Indebtedness or shall have commenced an action or proceeding against the Company to enforce any of their rights in respect of the Senior Indebtedness, no action or proceeding shall be commenced by any holder of such Subordinated Indebtedness to collect payment thereof. The acceleration of any Subordinated Indebtedness by the holder thereof during any Standstill Period applicable thereto shall be deemed to be automatically rescinded upon the expiration of such Standstill Period if upon such expiration no Default or Event of Default (other than failure by the Company to pay the principal amount so accelerated) exists under this Agreement.

               (ii) Notwithstanding anything herein to the contrary, no Standstill Period shall commence within 90 days after the end of another Standstill Period nor may the provisions of this Section 3.6(d) or the Standstill Periods established hereby restrict or prohibit for more than 180 days in any 360-day period the Company from making or the holder thereof from accepting any payment of Subordinated Indebtedness or such holder from bringing any action or proceeding to collect any such payment.

        (e) Payments Held in Trust. If, in violation of the terms of this
Section 3.6, any holder of Subordinated Indebtedness receives payment thereof or any distribution with respect thereto before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for and paid ratably to the holders of Senior Indebtedness or their representatives until all Senior Indebtedness shall have been paid in full. No such payments or distributions paid to the holders of Senior Indebtedness or their representatives by any holder of Subordinated Indebtedness shall be deemed to discharge any of such Subordinated Indebtedness.

        (f) Subrogation. Upon the payment in full and termination of all commitments in respect of any credit facility that constitutes Senior Indebtedness, the holders of the unpaid Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness under such credit facility to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness. For purposes of such subrogation, no payments or distributions made to the holders of Senior Indebtedness of any cash, property or securities to which the holders of Subordinated Indebtedness would be entitled except for the subordination provisions of this Section 3.6 and no payment to the holders of Senior Indebtedness by the holders of Subordinated Indebtedness, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the holders of Subordinated Indebtedness shall be deemed to discharge any of the Senior Indebtedness.

        (g) Scope of Subordination. The subordination provisions of this Section
3.6 are intended solely to define the relative rights of the holders of Subordinated Indebtedness and the holders of Senior Indebtedness. Nothing in this Section 3.6 or any Subordinated Instrument shall impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the holders of Subordinated Indebtedness, the unconditional and absolute obligation of the Company to timely pay the principal, interest, and other amounts and obligations owing under the terms of such Subordinated Instrument or affect the relative rights of the holders of such Subordinated Instrument and creditors of the Company (other than the holders of Senior Indebtedness), nor shall anything prevent any holder of Subordinated Indebtedness from accepting any payment with respect to such Subordinated Indebtedness or exercising all remedies otherwise permitted by applicable law upon default with respect to such Subordinated Indebtedness or this Agreement, subject to any rights under this Section 3.6 of the holders of Senior Indebtedness in respect of such payment.

        (h) Notices. The holders of Senior Indebtedness will promptly notify the holders of Subordinated Indebtedness in writing of the occurrence of any Event of Default (as defined in the Senior Credit Agreement), and the holders of Subordinated Indebtedness will promptly notify the holders of Senior Indebtedness in writing of the occurrence of any Event of Default hereunder. The failure to give such notice shall not, however, deprive either the holders of Senior Indebtedness or the holders of Subordinated Indebtedness of any rights or remedies to which they are entitled hereunder.

4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        In order to induce you to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants to you that, as of the Closing and immediately after giving effect to the Closing (for the avoidance of doubt, such representations as to Subsidiaries to include all Subsidiaries of the Company whether such Subsidiaries are or become Subsidiaries of the Company before or after the Closing):

        4.1. Organization and Good Standing. The Company and each of its Subsidiaries is duly organized and existing in good standing in its jurisdiction of organization and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary, except where the failure to so qualify would not be expected to materially adversely affect the Company's or such Subsidiary's business or financial condition. The Company and each of its Subsidiaries has the power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

        4.2. Authorization. The execution, delivery and performance by the Company of this Agreement and each Related Agreement to which the Company is a party, and the issuance and sale by the Company of the Securities hereunder, (a) are within the Company's power and authority, (b) have been duly authorized by all necessary corporate proceedings, and (c) do not conflict with or result in any material breach of any provision of or the creation of any Lien upon any of the property of the Company or its Subsidiaries or require any consent or approval pursuant to the Charter or bylaws of the Company, except for such necessary corporate approvals as shall have been received prior to the Closing Date, or any material law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument.

        4.3. Enforceability. The execution and delivery by the Company of this Agreement and each of the Related Agreements to which the Company is a party, and the issuance and sale by the Company of the Securities hereunder, will result in legally binding obligations of the Company enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought, and (c) the enforceability of the indemnity and contribution provisions contained in the Investors' Rights Agreement may be limited under federal securities laws.

        4.4. Governmental Approvals. The execution, delivery and performance by the Company of this Agreement and each Related Agreement to which the Company is a party, and the issuance and sale of the Securities hereunder, do not require the approval or consent of, or any filing with, any governmental authority or agency.

        4.5.  Capitalization.

        (a) Capital Stock. The authorized capital stock of the Company consists of (i) 9,938,844 shares of Preferred Stock as of the date hereof, including (A) 1,250,000 shares of Series A Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"), (B) 1,921,964 shares of Series B Preferred Stock, $.001 par value per share

(the "Series B Preferred Stock"), (C) 1,912,233 shares of Series C Preferred Stock, $.001 par value per share (the "Series C Preferred Stock"), (D) 2,354,647 shares of Series D Preferred Stock, $.001 par value per share (the "Series D Preferred Stock"), and (E) 2,500,000 shares of Series E Preferred Stock, $.001 par value per share (the "Series E Preferred Stock"), and (ii) 30,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"). On the Closing Date, after giving effect to the transactions contemplated hereby and by the Related Agreements, the Company will have no outstanding capital stock other than (i) (A) 1,250,000 shares of Series A Preferred Stock, (B) 1,907,513 shares of Series B Preferred Stock, (C) 1,912,233 shares of Series C Preferred Stock and (D) 2,089,263 shares of Series D Preferred Stock, and (ii) 3,511,888 shares of Common Stock, all of which shares will be owned as set forth in Schedule 4.5(a) hereto and will be duly authorized, validly issued, fully paid and non-assessable. On the Closing Date, after giving effect to the transactions contemplated hereby and by the Related Agreements, each of the Subsidiaries of the Company will have the authorized, issued and outstanding capital stock set forth in Schedule 4.5(a) hereto, all of which outstanding shares of capital stock will be duly authorized, validly issued, fully paid and non-assessable.

        (b) Options, Etc. Except for the Notes and the Warrants and as set forth on Schedule 4.5(b), each of the Company and its Subsidiaries has no outstanding rights (either pre-emptive or other) or options to subscribe for or purchase, and no warrants or other agreements providing for or requiring the issuance by any of the Company or its Subsidiaries of, any of its capital stock or other equity interest, or any securities convertible into or exchangeable for its capital stock or other equity interest.

        (c) Reservation, Etc. Sufficient shares of authorized but unissued Common Stock have been reserved by appropriate corporate action in connection with the prospective conversion of the Series E Preferred Stock and the prospective exercise of the Warrants. The issuance of the Converted Common Shares, the Warrants and the Warrant Shares (i) will not require any further corporate action by the stockholders or directors of the Company, (ii) will not be subject to pre-emptive rights in any present or future stockholders of the Company, and (iii) will not conflict with any provision of any agreement to which the Company is a party or by which it is bound. All Series E Preferred Stock, when issued upon exchange of the Notes, in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable. All Converted Common Shares and Warrant Shares, when issued upon exercise of, respectively, the conversion rights of the Series E Preferred Stock or the Warrants, in accordance with their respective terms, will be duly authorized, validly issued, fully paid and non-assessable.

        4.6. Subsidiaries. The Company has no Subsidiaries and does not own or hold of record and/or beneficially any shares of any class of the capital of any corporation. The Company does not own any legal and/or beneficial interests in any partnerships, business trusts or joint ventures, or in any other unincorporated trade or business enterprises.

        4.7. Reports and Financial Statements. (a) You have heretofore been furnished with complete and correct copies of the following:

               (i) the consolidated balance sheets and related consolidated statements of income and cash flows of the Company and its Subsidiaries attached hereto as Schedule 4.7(a)(i) (collectively, the "Financial Statements");

                (ii) the pro forma consolidated balance sheet of the Company and its Subsidiaries as at September 30, 1999 and the pro forma combined historical income statements dated September 30, 1999, each of such balance sheets and income statements taking into account all transactions contemplated hereby and by the Related Agreements, such balance sheet and income statements being attached hereto as Schedule 4.7(a)(ii); and

               (iii) the projections of the future performance of the Company and its Subsidiaries for each quarter following the Closing Date through December 31, 2000 and for each 12-month period thereafter through 2002, on a consolidated basis, including income, net profits, and cash flows (the "Projections").

        (b) Each of the Financial Statements was prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods except as otherwise stated therein; each of the balance sheets of the Company included in such financial statements fairly and accurately presents the financial condition of the Company and its Subsidiaries as at the close of business on the date thereof; and each of the statements of income and cash flows of the Company and its Subsidiaries included in such financial statements fairly and accurately presents the results of operations of the Company and its Subsidiaries for the fiscal period then ended. Any adjustments to the Financial Statements described on Schedule 4.7(b) hereto have a reasonable business basis for being made.

        (c) The pro forma consolidated balance sheet of the Company and its Subsidiaries and the pro forma consolidated income statements referred to in
Section 4.7(a)(ii) have been prepared by management of the Company on a reasonable basis, taking into consideration the effect of the transactions contemplated hereby and by the Related Agreements, and the Company is not aware of any fact which casts any significant doubt on the accuracy or completeness thereof. As of the date of this Agreement, the Company and its Subsidiaries have no material liabilities and, to the best of the Company's knowledge, no material contingent liabilities not disclosed in such financial statements, except current liabilities incurred in the ordinary course of business since the date of such balance sheet that have not had, either individually or in the aggregate, a material adverse effect on the Company's business, financial condition or results of operations.

        (d) The Projections were prepared by management of the Company in a good faith effort to estimate the Company's financial condition and results of operations for the periods presented therein. The assumptions applied in preparing the Projections, which assumptions are set forth in the notes thereto, appeared reasonable to management as of the date thereof and as of the date of this Agreement; however, there is no assurance that these assumptions will prove to be valid.

        4.8. Material Adverse Change. There has been no material adverse change in the business, assets, or financial condition of the Company or any of its Subsidiaries since December 31, 1998.

        4.9. Indebtedness and Liens. Neither the Company nor any of its Subsidiaries has any Indebtedness or Liens upon any of its properties other than Permitted Indebtedness and Permitted Liens.

        4.10. Related Agreements. You have heretofore or simultaneously herewith been furnished with complete and correct copies of all of the Related Agreements. This Agreement and the Related Agreements are the only material agreements relating to the transactions contemplated hereby to which the Company or any of its Subsidiaries is a party. Neither the Company nor any of its Subsidiaries is in default on any of its obligations under this Agreement or any Related Agreement to which the Company or any of its Subsidiaries is a party and, to the best knowledge of the Company, no other party to any Related Agreement is in default thereunder.

        4.11. ERISA. Each of the Company and its Subsidiaries, and each of such Person's employee benefit plans, if any, is in compliance in all material respects with the requirements of applicable law, including but not limited to ERISA and any applicable provisions of the Code. None of the Company or its Subsidiaries nor any of their Affiliates maintains or contributes to, or has previously maintained or contributed to, any defined benefit plan pursuant to a collective bargaining agreement.

        4.12. Solvency. Prior to, upon and immediately after consummation of the transactions contemplated hereby and by the Related Agreements, the Company is solvent, has tangible and intangible assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

        4.13. Title to Assets; Leases. Except as disclosed on Schedule 4.13 attached hereto, the Company and its Subsidiaries own all of the assets reflected in the pro forma consolidated balance sheet of the Company and its Subsidiaries as at the Closing Date, subject to no Liens other than Permitted Liens. Neither the Company nor any of its Subsidiaries owns any real property. The Company and each of its Subsidiaries enjoys peaceful and undisturbed possession, and is in material compliance with the terms, (a) of all leases of real property on which facilities operated by it are situated (the "Real Property"), each of which is listed on Schedule 4.13 hereto, and (b) of all leases of personal property, and all leases described in clauses (a) and
(b) above are valid and in full force and effect.

        4.14. Litigation. There is no litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator pending or, to the knowledge of the Company, threatened which, individually or in the aggregate, is reasonably likely to result in any final judgment or liability which, after giving effect to any applicable insurance, could result in any material adverse change in the business, assets or financial condition of the Company or any of its Subsidiaries or which seeks to enjoin the consummation of, or which questions the validity of, any of the transactions contemplated by this Agreement or any Related Agreement.
No judgment, decree or order of any court, board or other governmental or administrative agency or arbitrator has been issued against or binds the Company or any of its Subsidiaries or any of their assets which has or may have any material adverse effect on the business, assets or financial condition of the Company or any of its Subsidiaries.

        4.15. Defaults. No Default or Event of Default exists on the date hereof. Neither the Company nor any of its Subsidiaries is in default under any provisions of its respective Charter or by-laws or under any material provisions of any franchise, contract, agreement, lease or other instrument to which it is a party or by which it or its property is bound or in material violation of any law, judgment, decree or governmental order, rule or regulation.

        4.16. Governmental Regulations. The Company is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is the Company a "registered investment company", or an "affiliated person" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

        4.17. Representations and Warranties under Related Agreements. All representations and warranties made by the Company or any of its Subsidiaries in any of the Related Agreements or in the certificates delivered in connection therewith are true and correct as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties are hereby confirmed to you and made representations and warranties of the Company hereunder as fully as if set forth herein. To the best knowledge of the Company, all representations and warranties made in the Related Agreements by or on behalf of any party thereto other than the Company or its Subsidiaries are true and correct in all material respects.

        4.18. Licenses, Etc. The Company and its Subsidiaries have all franchises, patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, permits, authorizations and other rights as are necessary for the conduct of their business as currently conducted or currently proposed to be conducted, except to the extent that the failure to have any of them would not be reasonably likely to have a material adverse effect on the business, assets or financial condition of the Company or any of such Subsidiaries. All of the foregoing are in full force and effect, and the Company and each of its Subsidiaries is in compliance with the foregoing without any known conflict with the valid rights of others which could be reasonably likely to affect or impair in a material manner the business, assets or financial condition of the Company or any of such Subsidiaries.

        4.19. Tax Returns. The Company and its Subsidiaries have filed all tax returns and reports which are required to be filed with any foreign, federal, state or local governmental authority or agency, except where failure to file such returns and reports with any such state or local governmental authority or agency would not be expected to materially adversely affect the Company's or any of its Subsidiaries' business or financial condition, and the Company and each such Subsidiary has paid, or made adequate provision for the payment of, all assessments received and all taxes which have become due under applicable foreign, federal, state or local governmental law or regulations with respect to the periods in respect of which such returns and reports were filed. The Company knows of no additional assessments since the date of such returns and reports for which adequate reserves appearing on the pro forma consolidated balance sheet referred to in Section 4.7(a)(ii) have not been established. The Company and each of its Subsidiaries have made adequate provision for all current taxes.

        4.20. Environmental Compliance. The Company has taken reasonable steps to investigate the past and present condition and usage of the Real Property and the operations conducted thereon, and, based upon such diligent inquiry, has determined that:

               (a) The Company and each of its Subsidiaries has been issued and is in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and required under applicable Environmental Laws for the conduct of its business. None of the Company, its Subsidiaries, nor any operator of the Real Property is in alleged violation of any Environmental Laws which alleged violation would have a material adverse effect on the business, assets, or financial condition of the Company or any of its Subsidiaries.

               (b) No Release of Hazardous Substance or other condition exists at, on, or under any of the Real Property or any property formerly owned or leased by the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries may be liable under any Environmental Laws.

               (c) Neither the Company nor any of its Subsidiaries has received notice from any third party that it may be liable for any costs or damages whatsoever arising out of the Release of Hazardous Substances.

               (d) To the knowledge of the Company, no underground storage tank or receptacle, asbestos containing material, or equipment containing polychlorinated biphenyls (PCBs) exists at any of the Real Property, except to the extent such existence is not in violation of any Environmental Laws.

               (e) Any Hazardous Substances generated by the Company, its Subsidiaries, or any operator of the Real Property have been transported offsite only by licensed carriers in accordance with applicable Environmental Law.

        4.21. Labor Relations. The Company and its Subsidiaries are in material compliance with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and are not engaged in any unfair labor practice. There is no charge pending or, to the Company's knowledge, threatened, against or with respect to the Company or any of its Subsidiaries before any court or agency alleging unlawful discrimination in employment practices, and there is no charge of or proceeding with regard to any unfair labor practice against any of them pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down, or work stoppage pending, or to the Company's knowledge, threatened against or involving the Company or any of its Subsidiaries. No employees of the Company or any of its Subsidiaries are party to a collective bargaining agreement, and no such collective bargaining agreement is currently being negotiated. No one has petitioned and no one is now petitioning for union representation of any employees of the Company. Neither the Company nor any of its Subsidiaries has experienced any work stoppage or other material labor difficulty.

        4.22. Potential Conflicts of Interest. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective officers or directors (i) owns, directly or indirectly, any interest in (excepting passive holdings for investment purposes of not more than one percent (1%) of the securities of any publicly held and traded company), or is an officer, director, employee, or consultant of, any Person that is a competitor, lessor, lessee, customer or supplier of the Company or any of its Subsidiaries;
(ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the business of the Company or any of its Subsidiaries; (iii) to the knowledge of the Company, has any cause of action or other claim whatsoever against the Company or any of its Subsidiaries, or owes any amount to the Company or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements.

        4.23. Material Contracts. Except for the contracts, agreements and arrangements listed in Schedule 4.23 and contracts, agreements or other arrangements that have been fully performed and with respect to which neither the Company nor any of its Subsidiaries has any further obligations or liabilities, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by (i) any agreement, instrument, or commitment that may affect its ability to consummate the transactions contemplated hereby or by the Related Agreements, or (ii) any other material agreement, instrument, or commitment; including without limitation, any:

        (a) agreement for the purchase, sale, lease or license by or from it of
(i) real estate requiring total payments in excess of $100,000 in any instance or (ii) other services, products, or assets, requiring total payments in excess of $100,000 in any instance, other than agreements for the purchase of inventory in the ordinary course of its business;

        (b) agreements requiring it to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or requiring it to supply all of a particular customer's or customers' requirements for a certain service or product;

        (c) agreement or other commitment pursuant to which it has agreed to indemnify or hold harmless any other person, to share tax liability of any other person, or to refrain from competing with any other person;

        (d) (i) employment agreement, (ii) consulting agreement, or (iii) agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of a sale or other change in control of it;

        (e) agreement with any current or former Affiliate, stockholder, officer, director, employee, or consultant of the Company or any of the Company's Subsidiaries, or with any person in which any such Affiliate has an interest;

        (f) joint venture, partnership or teaming agreement;

        (g) agreement with any domestic or foreign government or agency or executive office thereof or any subcontract between it and any third party relating to a contract between such third party and any domestic or foreign government or agency or executive office thereof; or

        (h) agreement the performance of which is reasonably likely to result in a loss to it.

The Company has delivered to the Investors correct and complete copies of each agreement, instrument, and commitment listed in Schedule 4.23, each as amended to date. Each such agreement, instrument, and commitment is a valid, binding and enforceable obligation of the Company or its relevant Subsidiary (except to the extent that enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally or by general principles of equity) and is in full force and effect. Except as set forth in Schedule 4.23, neither the Company nor any of its Subsidiaries is, nor to the Company's knowledge, is any other party thereto (nor is the Company or any of its Subsidiaries, to the Company's knowledge, considered by any other party thereto to be) in material breach of or noncompliance with any term of any such agreement, instrument, or commitment (nor is there, to the Company's knowledge, any basis for any of the foregoing), except for breaches or noncompliances that singly or in the aggregate would not have a material adverse effect on the business, financial condition or operations of the Company of any of its Subsidiaries. No claim, change order, request for equitable adjustment, or request for contract price or schedule adjustment, between the Company or any of its Subsidiaries and any supplier or customer, relating to any agreement, instrument, or commitment listed in Schedule 4.23 is pending or, to the Company's knowledge, threatened, other than those claims, change orders or requests which could not result in a material adverse effect on the business, financial condition or operations of the Company or any of its Subsidiaries. No agreement, instrument, or commitment listed in Schedule 4.23 includes or incorporates any provision, the effect of which may be to enlarge or accelerate any of the obligations of the Company or any of its Subsidiaries or to give additional rights to any other party thereto, or will terminate, lapse, or in any other way be affected, by reason of the transactions contemplated by this Agreement.

        4.24.  Intellectual Property.

        (a) Except as set forth on Schedule 4.24, the Company or one of its Subsidiaries is the sole and exclusive owner of or has the right to use, free and clear of any material obligations to pay royalties or any other similar obligations, and free and clear of all mortgages, liens or other encumbrances of any kind, all (if any) patents, trade secrets, trademarks, trade names, brand names and copyrights the use of which are material to the business or operations of the Company and its Subsidiaries as now conducted. Except as otherwise described in Schedule 4.24 there are no material licenses, sublicenses, covenants or agreements which have been entered into by the Company or any of its Subsidiaries with respect to any patents, trade secrets, trademarks, trade names, brand names or copyrights other than (i) licenses of the Company's products entered into with its customers in the ordinary course of business and
(ii) licenses or agreements arising from the purchase of "off the shelf" or standard products. None of the Company nor any of its Subsidiaries is in default in any material respect under or in relation to any such license, sublicense, covenant or agreement.

        (b) To the knowledge of the Company, there is no claim by or demand of any person pertaining to, and there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation relating to any rights of the Company or any of its Subsidiaries in respect of any patents, trade secrets, trademarks, trade names, brand names or copyrights used in the business or operations of the Company or any of its Subsidiaries, the outcome of which could reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Company of any of its Subsidiaries.

        (c) No patent, trade secret, trademark, trade name, brand name or copyright owned or used by the Company or any of its Subsidiaries (i) is, to the Company's knowledge, being infringed by any person, or (ii) to the Company's knowledge, infringes any patent, trade secret, trademark, copyright or other intellectual property right of any person.

        (d) None of the Company nor any of its Subsidiaries is a party to or bound by any agreement or contract (whether written or, to its knowledge, oral) containing any covenant prohibiting the Company or any of its Subsidiaries from competing in any business of any kind in any territory or from competing with any person, or prohibiting the Company or any of its Subsidiaries from doing any kind of business with any person.

        4.25. Brokers. Except as set forth on Schedule 4.25, no finder, broker, agent or other intermediary has acted for or on behalf of the Company or any or its Subsidiaries in connection with the negotiation or consummation of the transactions contemplated hereby, and no fee will be payable by the Company or any of its Subsidiaries to any such person in connection with such transactions other than the fees payable to GMN at the Closing.

        4.26. Real Property Holding Corporation. The Company hereby represents and certifies that it is not a "United States real property holding corporation" within the meaning of Section 897 of the Code, as amended, and Treasury Regulation Section 1.897-2.

        4.27. Year 2000. To the Company's knowledge, all hardware and software products used by the Company and each of its Subsidiaries in the administration and the business operations of such Person will be able to accurately process date data (including, but not limited to calculating, comparing and sequencing) from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such hardware and software products.

        4.28. Qualified Small Business Stock. The Company shall submit to its stockholders (including GMN and any other Holder of Securities which is a "small business investment company") and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the Regulations promulgated thereunder. In addition, within ten days after receipt of an Investor's written request therefor, the Company shall deliver to such Investor a written statement indicating whether such Investor's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code.

        4.29. Disclosure. No representation, warranty or statement made in this Agreement, any Related Agreement, or any written agreement, certificate, statement or document furnished by or on behalf of the Company in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

5.      REPRESENTATIONS AND WARRANTIES OF INVESTORS.

        Each of you severally, and not jointly, represents and warrants to the Company, as to yourself only, that, as of the Closing:

        5.1. Organization and Good Standing. Such Investor is duly organized and existing in good standing in its jurisdiction of organization and is authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary, except where the failure to so qualify would not be expected to materially adversely affect such Investor's business or financial condition. Such Investor has the requisite power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

        5.2. Authority; Enforceability. Such Investor has all requisite power and full legal right and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform all of its agreements and obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the other Related Agreements to which such Investor is a party has (or will have at Closing) been duly executed and delivered by such Investor and constitutes (or will constitute at Closing) its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally or by general principles of equity.

        5.3. Governmental Consents. Except as set forth in Schedule 5.3, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by such Investor of this Agreement, or for the consummation by such Investor of the transactions contemplated hereby.

        5.4. Investment Representation. Such Investor is (i) an "accredited investor" as defined in the Securities Act, and (ii) acquiring the Purchased Securities for investment and not with a view to selling or otherwise distributing the Purchased Securities; provided, however, that the disposition of such Person's property shall at all times be and remain in its control, subject to the provisions of Section 13 hereof.

        5.5. Brokers. Such Investor has not retained or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

6.      CONDITIONS TO PURCHASE AT CLOSING.

        Your obligation to purchase the Purchased Securities pursuant to this Agreement at the Closing is subject to compliance by the Company with its agreements herein contained, and to the satisfaction, on or prior to the Closing Date, of the following conditions:

        6.1. Related Agreements. Each of the Related Agreements shall have been executed and delivered in a form satisfactory to you, and each of the Related Agreements shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with your prior written consent. All covenants, agreements and conditions contained in the Related Agreements which are to be performed or complied with on or prior to the Closing Date shall have been performed or complied with (or waived with the Investors' prior written consent).

        6.2. Charter Documents; Good Standing Certificates. You shall have received (i) a copy, certified by the applicable Secretary of State to be true and complete as of a date not more than fifteen (15) days prior to the Closing Date, of the Charters of the Company and each of its Subsidiaries, (ii) a copy, certified by a duly authorized officer of the Company to be true and complete as of the Closing Date, of the by-laws of each of the Company and its Subsidiaries, and (iii) certificates, dated not more than 15 days prior to the Closing Date, of the applicable Secretary of State as to the Company's and each of its Subsidiaries' corporate good standing or qualification to do business, as the case may be, in such state.

        6.3. Proof of Corporate Action, Consents and Waivers. You shall have received from the Company copies, certified by a duly authorized officer thereof to be true and complete as of the Closing Date, of the records of (i) all action taken to authorize the execution, delivery and performance of this Agreement and each of the Related Agreements to which the Company is or is to become a party, and (ii) all consents and waivers from stockholders of the Company and any other third parties required for the Company's execution, delivery or performance of any Financing Agreement.

        6.4. Incumbency Certificate. You shall have received from the Company an incumbency certificate, dated the Closing Date, signed by a duly authorized officer of the Company and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company, this Agreement and each of the Related Agreements to which the Company is or is to become a party, and to give notices and to take other action on behalf of the Company under each of such documents.

        6.5. Legal Opinion. You shall have received from Cooley Godward LLP, counsel to the Company a favorable opinion, in form acceptable to you and your counsel and covering such matters with respect to the transactions contemplated by this Agreement and the Related Agreements as you or your counsel may reasonably request.

        6.6. Representations and Warranties; Officers' Certificates. The representations and warranties contained or incorporated by reference herein shall be true and correct on and as of the Closing Date; no event or condition shall have occurred or would result from the issuance of any of the Securities which would be a Default or an Event of Default on and as of the Closing Date, and the Company shall have performed and complied with all conditions and agreements required to be performed or complied with by it prior to the Closing Date; and you shall have received on the Closing Date a certificate to these effects signed by an authorized officer of the Company.

        6.7. Legality; Governmental Authorization. The purchase of the Purchased Securities shall not be prohibited by any law or governmental order or regulation, and shall not subject you to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements shall have been duly obtained or made and shall be in full force and effect.

        6.8. Repayment of Accounts Receivable Line of Credit. On the Closing Date, simultaneously with the purchase and sale of the Purchased Securities hereunder, the Company shall have made provision for the substantially concurrent repayment of the Accounts Receivable Line of Credit. On the Closing Date, after giving effect to the transactions described in the foregoing sentence, the Company will have no Indebtedness for Borrowed Money other than as expressly reflected on the pro forma balance sheet of the Company referred to in
Section 4.7(a)(ii) hereof.

        6.9. Payment of Certain Fees and Disbursements. Bingham Dana LLP, your special counsel, shall have received payment for all legal fees reasonably charged and all charges for costs, expenses and disbursements incurred by such counsel through the Closing Date in connection with the transactions contemplated by this Agreement and the Related Agreements. In addition, GMN shall have received payment for all costs, expenses and disbursements incurred by it through the Closing Date in connection with the transactions contemplated by this Agreement and the Related Agreements.

        6.10. SBIC Documentation. The Company shall have executed and delivered to you all documents required by you in connection with the investment contemplated hereby under the rules and regulations applicable to you by virtue of your status as a "small business investment company", including without limitation, SBA Form 480

(Size Status Declaration), SBA Form 652 (Assurance of Compliance) and SBA Form 1031 (Portfolio Finance Report).

        6.11. Board of Directors. The Voting Agreement shall have been executed and delivered to you.

        6.12 Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation of the Company, as set forth on Exhibit D attached hereto, shall have been filed with the Delaware Secretary of State.

        6.13. No Material Change. There shall not have been, or threatened to be after giving effect to the transactions contemplated hereby, any material damage to or loss or destruction of any properties or assets owned or leased by the Company or any of its Subsidiaries (whether or not covered by insurance) or any material adverse change in the business, financial condition or prospects of the Company or any of its Subsidiaries or imposition of any laws, rules or regulations which would materially adversely affect the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Company or any of its Subsidiaries.

        6.14. Closing Fee. Each Investor shall have received payment from the Company of a closing fee in the amount of 0.5% of the Purchase Price of Notes purchased by such Investor.

        6.15. General. All instruments and legal, governmental, administrative and corporate proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall be satisfactory in form and substance to you, and you shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, opinions of counsel, consents, licenses, approvals, permits and orders which you may have requested in connection therewith.

        6.16 Usury Permit. The Company shall have obtained and provided the Investors with a copy of a usury permit issued by the State of California, Department of Corporations.

7.      COVENANTS APPLICABLE TO THE COMPANY WHILE NOTES ARE OUTSTANDING.

        The Company covenants that, until all of the Indebtedness of the Company with respect to the Notes has been paid in full, the Company will comply and will cause each of the Company's Subsidiaries to comply with the following provisions, unless otherwise consented to in writing by the Majority Holders of the Notes:

        7.1. Records and Accounts. The Company and each of its Subsidiaries will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties and all other contingencies.

        7.2. Corporate Existence; Maintenance of Properties. The Company and each of its Subsidiaries will preserve and keep in full force and effect its legal existence, rights and franchises. Neither the Company nor any of its Subsidiaries will engage in any business other than the business currently being conducted by such Person and businesses that are similar or ancillary thereto. The Company and each of its Subsidiaries will maintain all of its properties used or useful in the conduct of its business in good condition, repair and working order (ordinary wear and tear excepted) and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.2 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of such Person's business and does not in the aggregate materially adversely affect the business, assets or financial condition of the Company and its Subsidiaries.

        7.3. Insurance. The Company and each of its Subsidiaries will maintain with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of such Person.

        7.4. Taxes. The Company and each of its Subsidiaries will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all material taxes, assessments and other governmental charges imposed upon the Company and each of its Subsidiaries and their real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien or charge upon any of their properties; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or any of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company and its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any Lien which may have attached as security therefor.

        7.5. Inspection of Properties and Books. The Company and each of its Subsidiaries shall permit you or any of your designated representatives to visit and inspect, upon reasonable notice to the Company and during normal business hours, any of the properties of the Company and its Subsidiaries, to examine the books of account of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, officers of such Persons, all at such reasonable times and intervals as you may reasonably request.

        7.6. Compliance with Laws, Contracts, Licenses, and Permits. The Company and each of its Subsidiaries will comply with (a) all applicable laws and regulations wherever its business is conducted except where failure to so comply would not reasonably be expected to materially adversely affect the Company's or such Subsidiary's business or financial condition, (b) the provisions of its Charter and by-laws, (c) all materials provisions of material agreements and instruments by which it or any of its properties may be bound (including, without limitation, the Related Agreements), and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, operating right, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company or any of its Subsidiaries may fulfill any of its obligations hereunder, the Company and its Subsidiaries will promptly take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, operating right, permit or license and furnish you with evidence thereof.

        7.7. Further Assurances. The Company and each of its Subsidiaries will cooperate with you and execute such further instruments and documents as you shall reasonably request to carry out to your satisfaction the transactions contemplated by this Agreement and the Related Agreements.

        7.8. Restrictions on Indebtedness. Neither the Company nor any of its Subsidiaries will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than the following ("Permitted Indebtedness"):

               (a) Indebtedness under the Notes;

               (b) Indebtedness under the Senior Debt Documents;

               (c) current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended in connection with normal purchases of goods and services;

               (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.4 hereof;

               (e) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company or any of its Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

               (f) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

               (g) Indebtedness in respect of operating leases and capital leases incurred in the ordinary course of business;

               (h) Indebtedness under or in respect of the agreements or instruments existing on the date of this Agreement listed and described on Schedule 7.8 hereto, but only to the extent of the amounts listed thereon; and

               (i) Indebtedness incurred in connection with any purchase money financing of any Capital Expenditures permitted hereunder, provided that the aggregate principal amount of such Indebtedness incurred by the Company and each of its Subsidiaries during any fiscal year shall not exceed $250,000 in the aggregate.

        7.9. Restrictions on Liens. Neither the Company nor any of its Subsidiaries will create or incur or suffer to be created or incurred or to exist any Lien or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors (other than those claims which the Company or such Subsidiary is contesting in good faith by appropriate proceedings and as to which the Company or such Subsidiary shall have set aside on its books, adequate reserves with respect thereto); or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse; provided, however, that the Company and its Subsidiaries may create or incur or suffer to be created or incurred or to exist any of the following ("Permitted Liens"):

               (a) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue

        (other than any such overdue taxes, levies, claims, assessments or charges, to the extent the payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.4 hereof);

               (b) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (c) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 7.8(e);

               (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 60 days from the date of creation thereof or in respect of obligations not overdue or, if overdue, all such liens that the Company or such Subsidiary is contesting in good faith by appropriate proceedings which prevent enforcement of the lien;

               (e) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and irregularities in the title thereto, landlord's or lessor's Liens under leases to which the Company or any of its Subsidiaries is a party, and other minor Liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Company and its Subsidiaries and which defects do not individually or in the aggregate have a material adverse effect on the business, assets or financial condition of the Company or any of its Subsidiaries;

               (f) Any Liens on the assets and property of the Company or any of its Subsidiaries from time to time securing Indebtedness permitted by
        Section 7.8(b) and Liens presently outstanding as shown on Schedule 7.9 hereto; and

               (g) Purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness permitted by Section 7.8(i), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired.

               (h) Liens in favor of depository institutions or securities intermediaries securing deposit accounts or securities accounts, as applicable.

        7.10. Distributions. Neither the Company nor any of its Subsidiaries shall make any Distribution except that (i) the Company may pay dividends to the holders of Preferred Stock in accordance with the terms of the Company's Charter and (ii) any Subsidiary may make Distributions to the Company.

        7.11. Capital Expenditures. The Company and its Subsidiaries together will not make any Capital Expenditures in excess of $50,000 for any single expenditure or project nor will any of such Persons make any Capital Expenditures which aggregate more than $250,000 with respect to such Person in any fiscal year.

        7.12. Merger, Consolidation, Purchase or Sale of Assets. Neither the Company nor any of its Subsidiaries will (a) become a party to any merger or consolidation; provided that any Subsidiary of the Company may merge or consolidate with the Company or any other Subsidiary of the Company; or (b) sell, lease, sublease or otherwise transfer or dispose of any portion of its assets with an aggregate value in excess of $50,000 in any fiscal year (other than sales of assets in the ordinary course of business consistent with past practice). Neither the Company nor any of its Subsidiaries will (i) acquire all or substantially all of the capital stock or assets of any Person or (ii) acquire any assets outside the ordinary course of business.

        7.13. Investments. The Company will not, nor will it permit any of its Subsidiaries to, have outstanding or acquire or commit itself to acquire or hold any Investment except for the Investments set forth on Schedule 7.13 and except Investments in: (a) marketable direct obligations issued or guaranteed by the United States of America or any state or subdivision thereof which mature within one year from the date of acquisition thereof or which are subject to a repurchase agreement, exercisable within 90 days from the date of acquisition thereof, with any commercial bank or trust company incorporated under the laws of the United States of America or any State thereof or the District of Columbia, (b) commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation, (c) bankers' acceptances eligible for rediscount under Federal Reserve Board requirements accepted by any commercial bank or trust company referred to in clause (a) hereof, (d) certificates of deposit maturing within one year from the date of acquisition thereof issued by any commercial bank or trust company referred to in clause (a) hereof and having capital and surplus of at least $100,000,000 and having at least an "A" rating or better, and (e) certificates of deposit issued by banks organized under the laws of any other jurisdiction, each having combined capital and surplus of not less than $100,000,000, and having at least an "A" rating or better.

        7.14. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries will (a) engage in any transaction with any Affiliate except as expressly provided in clause (b) below, or (b) make any Restricted Payment other than on terms and conditions at least as favorable to the Company or such Subsidiary as those that would be obtained through an arm's-length negotiation with an unaffiliated party.

        7.15. Employee Benefit Plans. The Company and each of its Subsidiaries will take all actions necessary to maintain, fund, and administer its employee benefit plans in accordance with federal, state and local law. Without limiting the foregoing, each of the Company and its Subsidiaries (a) will not permit the aggregate present value of the unfunded vested accrued benefits under all employee benefit plans of the Company or such Subsidiary or any ERISA Affiliate to exceed $10,000, and will not take any action which would result in the foregoing; (b) will furnish to you a copy of any actuarial statement related to any pension plan maintained, funded or contributed to by the Company or such Subsidiary which is required to be submitted under Section 103(d) of ERISA, no later than the date on which such statement is submitted to the Department of Labor or the Internal Revenue Service; (c) will furnish to you forthwith a copy of (i) any notice of a pension plan termination sent to the Pension Benefit Guaranty Corporation under Section 4041(a) of ERISA with respect to any pension plan maintained, funded or contributed to by the Company or such Subsidiary, or (ii) any notice, report or demand sent or received by a pension plan under Sections 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA; and (d) will furnish to you a copy of any request for waiver from the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code with respect to any pension plan maintained, funded or contributed to by the Company or such Subsidiary no later than the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

        7.16.  Financial Covenants.

        (a) At all times the Company will have on hand cash and cash equivalents equal to at least, in the aggregate, one and one-half times debt service coverage for all Indebtedness for the immediately succeeding twelve-month period.

        (b) The Company will generate EBITDA of at least $(4.0) million for the quarter ending December 31, 1999.

        (c) At all times the Company will maintain EBITDA of at least the amounts set forth below for the periods set forth below:


                    Period                    Maximum Cumulative EBITDA Loss
                    ------                    ------------------------------
              1/01/00 --- 3/31/00                   $ (5.0) million
              1/01/00 --- 6/30/00                   $ (8.0) million
              1/01/00 --- 9/30/00                   $(10.0) million
              1/01/00 --- 12/31/00                  $(11.0) million



8.      COVENANTS APPLICABLE WHILE THE SECURITIES ARE OUTSTANDING.

        The Company hereby agrees that except as limited by Sections 8.1, 8.2, 8.3, 8.5, 8.6 and 8.8, so long as any Securities are outstanding that it will comply with and it will cause its Subsidiaries to comply with the following provisions:

        8.1. Officers' Certificates. So long as any Investor is holding any Notes or Series E Preferred Shares, together with delivery of consolidated financial statements of the Company pursuant to the Investors' Rights Agreement, the Company will deliver to each Major Holder a certificate of the President, chief financial officer or Treasurer of the Company, (a) stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates specified and the results of its consolidated operations and cash flows with respect to the periods specified (subject in the case of interim financial statements only to normal year-end audit adjustments and a lack of footnotes), and (b) stating that such officers have caused the provisions of this Agreement and the Securities to be reviewed and have no knowledge of any Default or Event of Default, or if either such officer has such knowledge, specifying such Default or Event of Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

        8.2. Notice of Litigation, Defaults, Etc. So long as any Investor is holding any Notes or Series E Preferred Shares, the Company will promptly give notice to each Major Holder of any litigation or any administrative proceeding to which the Company or any of its Subsidiaries may hereafter become a party which may result in any material adverse change in the business, assets, or financial condition of the Company or any of its Subsidiaries. Forthwith upon any officer of the Company obtaining knowledge of any Default or Event of Default hereunder, any default or event of default under any Related Agreement or any agreement relating to any Indebtedness for Borrowed Money, the Company will furnish a notice specifying the nature and period of existence thereof and in the case of a Default or Event of Default hereunder, what action the Company has taken, is taking or proposes to take with respect thereto. Promptly after the receipt thereof, the Company will provide copies of any reports as to adequacies in accounting controls submitted by independent accountants with respect to the Company and its Subsidiaries.

        8.3. Right to Attend Meetings. (a) The Company will call and hold a meeting of its board of directors at least once each fiscal quarter. Pursuant to the terms and provisions of the Voting Agreement and so long as any Investor is the Holder of any Notes or Series E Preferred Shares, the Investors shall have the right to one seat on the board of directors of the Company and one seat on the Company's Compensation Committee, which at the Closing Date will be occupied by David F. Millet. The director designated by the Investors shall receive the same compensation for board service as any other outside member of the board of directors of the Company. In addition, the Company agrees to reimburse such director for all reasonable out-of-pocket expenses incurred by such director in connection with his or her attendance at board or committee meetings or any other meetings called by the board of directors of the Company, including, but not limited to, travel and lodging expenses. Any such reimbursement of expenses shall be made promptly after submission of a bill therefor by such director. The Company will give the director designated by the Investors at least five business days' prior written notice to the extent such notice is reasonably practicable otherwise, as prescribed in the by-laws of the Company, of the time, place and subject matter of any proposed meeting (or action by written consent) of the board of directors of the Company or any committee thereof, such notice in all cases to include true and complete copies of all documents furnished to any other director in connection with such meeting or consent.

        (b) For so long as any Investor is holding any Notes or Series E Preferred Shares and the Investors choose not to designate an individual to fill such seat, the Investors shall be entitled to have an observer at each board meeting and such observer shall be entitled to receive notice and information as set forth in paragraph (a) above. Any such observer will be entitled to attend any meeting of the Company's board of directors or, if a meeting is held by telephone conference, to participate therein by telephone.

        8.4. Other Information. The Company will deliver to each Person entitled to receive notice pursuant to Section 8.3(a) of board meetings and consents copies of all papers which may be distributed from time to time to the directors or stockholders of the Company at such time as such papers are so distributed to them. In addition, from time to time upon your request or upon the request of any representative designated by the Majority Holders, the Company will furnish to any authorized officer or representative of such Person such information regarding the business, affairs, prospects and financial condition of the Company and its Subsidiaries as such officer or representative may reasonably request. Each such officer or representative shall have the right during normal business hours to examine the books and records of the Company and its Subsidiaries, to make copies, notes and abstracts therefrom, and to make an independent examination of the books and records of the Company and its Subsidiaries.

        8.5. Amendment of Related Agreements, Etc. Neither the Company nor any of its Subsidiaries shall agree to any amendment or modification of its Charter or by-laws, or agree to any amendment or modification of or grant any waiver or fail to enforce any of its rights pursuant to any of the Related Agreements, unless approved in each case by the Majority Holders in writing;
provided that this Section 8.5 shall not apply to an amendment or modification of the Company's Charter or by-laws if no Notes or Series E Preferred Shares are outstanding.

        8.6. Sale and Issuance of Capital Stock. So long as any Investor is holding any Notes or Series E Preferred Shares, neither the Company nor any of its Subsidiaries will (a) issue, sell, give away, transfer, pledge, mortgage, assign or otherwise dispose of, (b) grant any rights (either preemptive or other) or options to subscribe for or purchase, or (c) enter into any agreements, or issue any warrants, providing for the issuance of any of its capital stock or any securities convertible into or exchangeable for any of its capital stock that ranks equal or senior to the Series E Preferred Shares, except for the Preferred Shares. So long as any Investor is holding any Notes or Series

E Preferred Shares, neither the Company nor any of its Subsidiaries will authorize or permit to be authorized any additional class or series of capital stock or other equity interest that is not on a parity with or junior to the Series E Preferred Shares or increase the number of shares of authorized capital stock (other than Common Stock) from that set forth in Section 4.5(a) hereof.

        8.7.   Activities and Use of Proceeds.

        (a) Neither the Company nor any of its Subsidiaries will engage in any activity or use directly or indirectly the proceeds from the sale of the Purchased Securities for any purpose for which a "small business investment company" is prohibited from providing funds by the Small Business Act.

        (b) The Company will use the proceeds from the sale of the Purchased Securities for the purposes set forth in Section 2.4 hereof. The Company will deliver within ninety (90) days following the Closing Date a written report, certified as correct by the Company's President, verifying the purposes and the amounts for which proceeds from the Purchased Securities have been disbursed. The Company will supply to the Investors such additional information and documents as the Investors may reasonably request with respect to the use of proceeds and will permit the Investors to have access to any and all records and information and personnel as the Investors deem necessary to verify such use of proceeds.

        (c) The Company will not, without obtaining the prior written approval of GMN and any other Holder of Securities which is a "small business investment company", change within one year following the Closing Date the Company's business activity to a business activity which a "business investment company" is prohibited from providing funds under the Small Business Act, nor will the Company engage in any business activity other than that engaged in by the Company and its Subsidiaries at the Closing Date and businesses reasonably related thereto.

        8.8. Directors and Officers Insurance. So long as any Note or any Series E Preferred Shares are outstanding, the Company will maintain directors and officers liability insurance in an amount and with coverage reasonably satisfactory to the Investors at the Closing.

9.      DEFAULTS.

        9.1. Events of Default. Holders of the Securities will be entitled to exercise the remedies provided by Section 9.2 hereof in accordance with the terms thereof if any one or more of the following events ("Events of Default") shall occur:

               (a) the Company shall (i) fail to make any payment of principal on the Notes on the date the same shall become due, whether on any scheduled payment date, at maturity or by acceleration, or otherwise; or (ii) fail to make any payment of interest on the Notes within 5 days of the date the same shall become due; or

               (b) the Company or any of its Subsidiaries shall fail to perform or observe any covenant, agreement or provision applicable to it set forth in Sections 7.2, 7.8 through 7.16, 8, and 14 hereof;

               (c) the Company or any of its Subsidiaries shall fail to perform or observe any covenant, agreement or provision applicable to it, under this Agreement or any other Financing Agreement to which it is a party, other than those provisions set forth in Sections 9.1(a) - (b) above, and such failure shall not be rectified, waived or cured to the satisfaction of the Majority Holders within thirty (30) days of written notice thereof to the Company;

               (d) there occurs any "Event of Default" under any Senior Debt Document, and such Event of Default shall not be waived by the Senior Lender or cured within thirty (30) days of the Company or the Senior Lender becoming aware thereof;

               (e) any material representation or warranty made by the Company to you in connection with this Agreement or any Related Agreement or any amendment to this Agreement or any Related Agreement shall prove to have been false on the date as of which it was made;

               (f) the Company or any of its Subsidiaries shall fail (i) to make any required payment on any Indebtedness for Borrowed Money in excess of $100,000, or (ii) to perform or observe any of the covenants or provisions required to be performed or observed by it pursuant to any of the Related Agreements, as amended from time to time consistent with
        Section 8.5 and, in the case of each of (i) and (ii), (x) such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified and so as to permit the acceleration thereof, if any acceleration is provided for therein, or (y) any security interest in or other Lien on any property securing any such Indebtedness shall be enforced through judicial proceedings or foreclosure or repossession of collateral; or

               (g) a final judgment which in the aggregate with other outstanding final judgments against the Company or any of its Subsidiaries exceeds $100,000 shall be rendered against the Company or any of its Subsidiaries if, within 30 days after entry thereof, such judgment shall not have been satisfied and discharged or stayed pending appeal or bonded, or within 30 days after expiration of such stay such judgment shall not have been discharged; or

               (h) the Company or any of its Subsidiaries shall:

                             (i) commence a voluntary case under Title 11 of the
               United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                             (ii) have filed against it a petition commencing an
               involuntary case under said Title 11 and such petition shall not have been dismissed or stayed within 60 days;

                             (iii) seek relief as a debtor under any applicable
               law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                             (iv) have entered against it an order by a court of
               competent jurisdiction (x) finding it to be bankrupt or insolvent, (y) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (z) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

                             (v) make an assignment for the benefit of, or enter
               into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property;

               (i) the Company or any of its Subsidiaries shall fail to maintain in full force and effect any federal, state or local license, permit or operating right material to the operation of its business; or

               (j) a material adverse change in the business, operations or financial condition of the Company or any of its Subsidiaries shall have occurred.

        9.2. Remedies. Upon the occurrence and continuance of any of the Events of Default under Section 9.1 hereof, in each and every such case,

               (a) the Majority Holders of the Notes (but only so long as each Holder of more than $4,000,000 in aggregate outstanding principal amount of the Notes consents) may proceed to protect and enforce its or their rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in the Notes, or in aid of the exercise of any power granted in this Agreement or in the Notes, and (unless there shall have occurred an Event of Default under Section 9.1(h) hereof, in which case the unpaid balance of the Notes shall automatically become due and payable) may by notice to the Company, declare all or any part of the unpaid principal amount of the Notes then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Agreement or the Notes shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect;

               (b) the Majority Holders of the Series E Preferred Shares may proceed to protect and enforce its or their rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in any Related Agreement, or in aid of the exercise of any power granted in this Agreement or any Related Agreement; or

               (c) the Majority Holders of the Converted Common Shares, Warrants and Warrant Shares may proceed to protect and enforce its or their rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in any Related Agreement, or in aid of the exercise of any power granted in this Agreement or any Related Agreement.

        9.3. Waivers. The Company and each of its Subsidiaries hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance and notices of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any holder of Securities in the enforcement of its rights under the provisions of this Agreement, the Charter of the Company, or any Financing Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

        9.4. Course of Dealing. No course of dealing between the Company or any of its Subsidiaries on the one hand, and you or any holder of Securities, on the other hand, shall operate as a waiver of any of your or its rights under this Agreement, the Charter of the Company, or any Financing Agreement. No delay or omission in exercising any right under this Agreement, the Charter of the Company, or any Financing Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion.

        9.5 Special Event of Default. So long as any single Holder of Notes holds more than $4,000,000 in aggregate outstanding principal amount thereof, upon the occurrence and during the continuance of an Event of Default described in Section

9.1(a) or 9.1(d) hereof, and until such time as the Notes are paid in full, any action described in Schedule 9.5 hereto shall require the consent of the director appointed pursuant to Section 8.3 hereof in addition to the approval of a majority of the Board of Directors (which director may be counted in determining a majority of such Board).

10.     REGISTRATION RIGHTS.

        You will have certain registration rights with respect to the Converted Common Shares and Warrant Shares as set forth in the Investors' Rights Agreement.

11.     SUBSEQUENT HOLDERS OF SECURITIES.

        Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement and the Financing Agreements that are for your benefit as the holder of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities.

12.     REGISTRATION AND TRANSFER OF SECURITIES.

        12.1.  Registration, Transfer and Exchange of Notes.

        (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the registered Holders of the Notes issued by it and particulars of the respective Notes held by them and of all transfers of such Notes. The ownership of any of the Notes shall be proven by such register and the Company may conclusively rely upon such register.

        (b) The Holder of any of the Notes may at any time and from time to time prior to maturity or redemption thereof surrender any Note held by it for exchange or (subject to compliance with the applicable provisions of Section 13 hereof) transfer at said office of the Company. Within a reasonable time thereafter and without expense (other than transfer taxes, if any) to such Holder, the Company shall issue, at its expense, in exchange therefor another Note or Notes, dated the date to which interest has been paid on the surrendered Note, for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each such new Note shall be in the denominations and registered in the name of such person or persons as the Holder of such surrendered Note or Notes may designate in writing, and such exchange shall be made in a manner such that no additional or lesser amount of principal or interest shall result. The Company will pay shipping and insurance charges, from and to each Holder's principal office, involved in the exchange or transfer of any Note.

        (c) Each Note issued hereunder, whether originally or in substitution for, or upon transfer or exchange of, any Note shall be registered on the date of execution thereof by the Company. The registered Holder of a Note shall be deemed to be the owner of such Note for all purposes of this Agreement. All notices given hereunder to such Holder shall be deemed validly given if given in the manner specified in Section 15 hereof.

        12.2. Transfer and Exchange of Series E Preferred Shares, Converted Common Shares and Warrant Shares.

        (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the Holders of the Series E Preferred Shares, the Converted Common Shares and the Warrant Shares and the particulars (including without limitation the class thereof, if applicable) of the respective Series E Preferred Shares, the Converted Common Shares and the Warrant Shares held by them and of all transfers of shares of Series E Preferred Shares and/or Converted Common Shares and Warrant Shares or conversions of shares of Series E Preferred Shares, Warrant Shares or Common Shares from one class to another, as applicable. References to the "holder" or "holder of record" of any Series E Preferred Shares, Converted Common Shares or Warrant Shares shall mean the holder thereof unless the holder shall have presented the stock certificates evidencing same to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Series E Preferred Shares and/or Converted Common Shares and Warrant Shares shall be proven by such register and the Company may conclusively rely upon such register.

        (b) Upon surrender at such office of any certificate representing shares of Series E Preferred Shares and/or Converted Common Shares or Warrant Shares for registration of exchange or (subject to compliance with the applicable provisions of this Agreement, including without limitation the conditions set forth in Section 13 hereof) transfer or conversion, the Company shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for shares of such class of Series E Preferred Shares and/or Converted Common Shares or Warrant Shares, as applicable, as may be requested, and registered as such holder may request. Any certificate representing shares of Series E Preferred Shares and/or Converted Common Shares or Warrant Shares surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange or conversion provided for in this
Section 12.2.

        (c) Each certificate evidencing Series E Preferred Shares and/or Converted Common Shares or Warrant Shares, whether originally or in substitution for, or upon transfer, conversion or exchange of, any Series E Preferred Shares or Converted Common Shares or upon the exercise of any Warrant, as applicable, shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Series E Preferred Shares and/or Converted Common

Shares or Warrant Shares, as applicable, for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in Section 15 hereof.

        12.3.  Registration, Transfer and Exchange of Warrants.

        (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the Holders of Warrants issued by it and particulars of the respective Warrants held by them and of all transfers of such Warrants. The ownership of any of the Warrants shall be proven by such register and the Company may conclusively rely upon such register.

        (b) The Holder of any of the Warrants may at any time and from time to time prior to exercise thereof surrender any Warrant held by it for exchange or (subject to compliance with Section 13 hereof) transfer at said office of the Company. On surrender for exchange of the Warrants, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or, upon payment by such Holder of any applicable transfer taxes, as such Holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Shares called for on the face or faces of the Warrants so surrendered. The Company will pay shipping and insurance charges, from and to each Holder's principal office, involved in the exchange or transfer of any Warrant.

        (c) Each Warrant issued hereunder, whether originally or in substitution for, or upon transfer or exchange of, any Warrant shall be registered on the date of execution thereof by the Company. The registered Holder of a Warrant shall be deemed to be the owner of such Warrant for all purposes of this Agreement. All notices given hereunder to such Holder shall be deemed validly given if given in the manner specified in Section 15 hereof.

        12.4. Replacement of Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Security and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Security held by any Investor or another institutional Holder, an unsecured indemnity agreement from such Investor or such other Holder reasonably satisfactory to the Company) or, in the case of any such mutilation, upon the surrender of such Security for cancellation to the Company at its principal office, the Company, at its own expense, will execute and deliver, in lieu thereof, a new Security of like tenor, dated in the case of a Note so that there will be no loss of interest. Any Security in lieu of which any such new Security has been so executed and delivered by the Company shall not be deemed to be outstanding for any purpose of this Agreement.


13.     RESTRICTIONS ON TRANSFER.

        13.1. General Restriction. The Securities shall be transferable only upon the satisfaction of the conditions set forth below in this Section 13.

        13.2. Notice of Transfer. Prior to any transfer of any Securities, the Holder thereof shall be required to give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee (the "Transfer Notice"), accompanied by (a) (i) a certificate of such Holder or the proposed transferee certifying that such transferee is an "accredited investor", as defined in the Securities Act, and (ii) if requested by the Company, an opinion, addressed to the Company, of Bingham Dana LLP or other counsel reasonably acceptable to the Company, that such transfer may be effected without registration of such Securities under the Securities Act, and (b) the written agreement of the proposed transferee to be bound by all of the provisions hereof and of the Financing Agreements, applicable to holders of such Securities hereunder or thereunder.

        13.3. Restrictive Legends. Except as otherwise permitted by this Section 13, each Security shall bear the legend specified for such Security in Schedule
13.3 hereto.

        13.4. Termination of Restrictions. The restrictions imposed by this
Section 13 upon the transferability of Securities shall terminate as to any particular Securities when such Securities shall have been effectively registered under the Securities Act or sold pursuant to a Public Sale. Whenever any of such restrictions shall terminate as to any Securities, the holder thereof shall be entitled to receive from the Company, at such Person's expense, new Securities without such legends.

14.     EXPENSES; INDEMNITY.

        (a) The Company hereby agrees to pay on demand all reasonable out-of-pocket expenses incurred by you, in connection with the transactions contemplated by this Agreement and the Related Agreements and in connection with any amendments or waivers (whether or not the same become effective) hereof or thereof and all reasonable out-of-pocket expenses incurred by you or any holder of any Security issued hereunder in connection with the enforcement of any rights hereunder, under any other Related Agreement or with respect to any Security, including without limitation (i) the reasonable legal fees and all charges for costs, expenses and disbursements of Bingham Dana LLP, the Investors' special counsel, in connection with the transactions contemplated by this Agreement and the Related Agreements and any amendments, modifications, approvals, consents or waivers hereunder or thereunder; and (ii) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, whether or not such attorneys are your employees, all costs associated with any rights of board attendance, observation or inspection and travel and lodging expenses related thereto, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by you in connection with (A) the exercise, enforcement or preservation of rights under this Agreement or any of the Related Agreements against the Company or any of its officers or employees that are party thereto or the administration thereof whether before or after the occurrence of a Default or Event of Default (including engineering, appraiser, environmental consulting and investment banking charges) and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to your relationship with the Company.

        (b) The Company hereby further agrees to indemnify, exonerate and hold you and your stockholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements), incurred in any capacity by any of the indemnitees as a result of or relating to (A) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Securities, or (B) the execution, delivery, performance or enforcement of this Agreement (including, without limitation, any failure by the Company to comply with any of its covenants hereunder), the Related Agreements or any instrument contemplated hereby or thereby, except, in each such case, for any such liabilities arising from any indemnitee's breach of this Agreement, gross negligence or willful misconduct.

        (c) The Company hereby indemnifies you against and agrees that it will hold you harmless from any claim, demand or liability for any broker's, finder's or placement fees or lender's incentive fees alleged to have been incurred by it in connection with the transactions contemplated by this Agreement or the Related Agreements.

        (d) Except to the extent otherwise expressly provided herein, the Company shall pay on demand interest at a rate per annum equal to the lesser of the maximum rate of interest permitted by law or 16% (compounded monthly) on all overdue amounts payable under this Agreement until such amounts shall be paid in full.

        (e) The obligations of the Company under this Section 14 shall survive payment or transfer of the Securities and the termination of this Agreement.

        (f) In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

15.     NOTICES.

        Any notice or other communication in connection with this Agreement, any other Financing Agreement or the Securities will be in writing and shall be deemed to be properly delivered if either personally delivered or sent by telecopier, overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient at the address specified below:

               If to the Company, then to its address set forth on page 1 hereof, to the attention of the President or at such other address as such person shall have specified by notice actually received by the addressor, with a copy to Jodie M. Bourdet, Esq., Cooley Godward LLP, 20th Floor, One Maritime Plaza, San Francisco, CA 94111-3580.

               If to GMN, then to its address set forth on page 1 hereof, to the attention of James J. Goodman, or at such other address as GMN shall have specified by notice actually received by the addressor, with a copy to David L. Engel, Esq., Bingham Dana LLP, 150 Federal Street, Boston, MA 02110-1726.

               If to any other Holder of any Security, to it at its address set forth in the applicable register referred to in Section 12 hereof.

Any such notice shall be effective (a) if delivered personally or by telecopier, when received, (b) if sent by overnight courier, when receipted for, and (c) if mailed as described above, five (5) days after being so mailed.

16.     SURVIVAL AND TERMINATION OF COVENANTS.

        All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to you pursuant hereto shall be deemed to have been relied on by you, notwithstanding any investigation made by you or on your behalf, and shall survive the execution and delivery to you hereof and of the Securities.

17.     AMENDMENTS AND WAIVERS.

        Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Holders of the Notes, the Majority Holders of the Series E Preferred Shares and the Majority Holders of the Converted Common Shares, Warrants and Warrant Shares, respectively, with respect to any provision of this Agreement which by its terms operates for the benefit of such respective Holders. Any term of the Notes may be amended and the observance of any term of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Holders of the Notes with respect to whom such amendment or waiver is made. Notwithstanding the foregoing, (a) without the prior written consent of each Holder of Notes with respect to whom such amendment or waiver is made, no such amendment or waiver shall extend the fixed maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce the amount or extend the time of payment of any principal or premium payable on any prepayment of, any Note with respect to whom such amendment or waiver is made, (b) without the prior written consent of the percentage of Securities referred to in the definition of "Majority Holders" as in effect on the Closing Date, reduce the percentage of Securities the Holders of which are required to consent to any such amendment or waiver, or (c) without the written consent of the percentage of the Holders of each Security required to exercise the remedies provided in Section 9.2 hereof, increase such required percentage. Any amendment or waiver effected in accordance with this Section 17 shall be binding upon each Holder of any Security sold pursuant to this Agreement and the Company.

18.     CONSENT TO JURISDICTION.

        THE COMPANY HEREBY AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT, THE SECURITIES OR ANY OF THE OTHER FINANCING AGREEMENTS, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS MAY BE MADE BY REGISTERED MAIL TO IT AT ITS ADDRESS SET FORTH ON PAGE 1 HEREOF.

19.     RIGHT TO PUBLICIZE

        The Company hereby acknowledges that each Investor will have the right to publicize its investment in the Company as contemplated hereby by means of a tombstone advertisement or other customary advertisement in newspapers and other periodicals.

20.     WAIVER OF JURY TRIAL.

        THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT, THE SECURITIES OR ANY OF THE OTHER FINANCING AGREEMENTS.

21.     MISCELLANEOUS.

        This Agreement and the other Financing Agreements set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND MAY BE EXECUTED IN ANY NUMBER OF

COUNTERPARTS WHICH TOGETHER SHALL CONSTITUTE ONE INSTRUMENT AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

        If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return one counterpart of the same to the Company, at its address first listed above.

                                          Very truly yours,

                                          ELOQUENT, INC.

                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

Accepted and agreed to:

GMN INVESTORS II, L.P.

By:     GMN INVESTORS LLC,
        ITS GENERAL PARTNER

By:
   ---------------------------------
        David F. Millet
        Managing Director

MEIER MITCHELL & COMPANY

By:
   ---------------------------------
        James V. Mitchell, President

THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

By:
   ---------------------------------
        William M. Sheehan
Title:
      ------------------------------

TRANS NATIONAL GROUP SERVICES, LLC

By:
   ---------------------------------
        Bruce Rogoff, Vice Chairman


                 SECURITIES PURCHASE AGREEMENT - SIGNATURE PAGE

JENSTAR PARTNERS I, LLC

By:
   ---------------------------------
        Thomas E. Tucker
        Managing Member

THE STONEBERG FAMILY TRUST

By:
   ---------------------------------
        Peter Stoneberg, Trustee

ANDERSON ELOQUENT, L.P.

        By:    SPRING CREEK PARTNERS
               ITS GENERAL PARTNER

               By:
                  ---------------------------------
                      Duane R. Bach,
                      General Partner

EXETER CAPITAL
PARTNERS, IV, L.P.

        By:    EXETER IV ADVISORS, L.P.
               ITS GENERAL PARTNER
               EXETER IV ADVISORS, INC.
               ITS GENERAL PARTNER

               By:
                  ---------------------------------
                      Kurt F. Bergquist,
                      Vice President

CAMBRIDGE TECHNOLOGY
CAPITAL FUND I L.P.

        By:    CAMBRIDGE TECHNOLOGY

               GPLP, L.P.

               ITS GENERAL PARTNER
        By:    CAMBRIDGE TECHNOLOGY
               CGP, INC.
               ITS GENERAL PARTNER

               By:
                   ---------------------------------
                      Barry Rosenbaum
                      Managing Director

---------------------------------
        Michael A. Mitgang



---------------------------------
        Peter Bennett



---------------------------------
        Chad Abraham

BAYVIEW INVESTORS, LTD.

By:   Robertson, Stephens & Company
      Private Equity Group, L.L.C.
      Its General Partner

By:
    -----------------------------
      Its
         ------------------------

CROSSOVER FUND II, L.P.

By:   Crossover Investment Management, L.L.C.
      Its Investment Manager

By:
    --------------------------------
      Its
          --------------------------

OMEGA VENTURES III, L.L.C.

By:   Robertson Stephens Investment
      Management Co.
      Its Investment Manager

By:
    --------------------------------
      Its
          --------------------------

RS & CO. OFFSHORE OMEGA VENTURES
III, A CAYMAN ISLANDS TRUST

By:   RS Omega III Holdings, L.L.C.
      Its Investment Manager

By:
    --------------------------------
      Its:
          --------------------------

MENLO VENTURES VII, L.P.

 By:  MV Management VII, L.L.C.
      Its General Partner

By:
    --------------------------------
      Sonja L. Hoel
      Its Managing Member

MENLO ENTREPRENEURS FUND VII, L.P.

By:  MC Management VII, L.L.C.
     Its General Partner

By:
    --------------------------------
      Sonja L. Hoel
      Its Managing Member

ONSET ENTERPRISE ASSOCIATES II, L.P.

By:   OEA II Management, L.P.
      Its General Partner

By:
    --------------------------------
      Terry Opdendyk
      Its General Partner

ONSET ENTERPRISE ASSOCIATES III, L.P.

By:   OEA III Management, LLC
      Its General Partner

By:
    --------------------------------
      Terry Opdendyk
      Its Managing Director

FOUNDATION CAPITAL, L.P.

By:   Foundation Capital Management, LLC
      Its General Partner

By:
    --------------------------------
      Kathryn Gould
      Its Manager

FOUNDATION CAPITAL ENTREPRENEURS FUND, LLC

By:   Foundation Capital Management, LLC
      Its Manager

By:
    --------------------------------
      Kathryn Gould
      Its Manager

                                  Schedule 9.5

                           Consent to Certain Actions

        (a) the establishment and modification of the annual budget and forecasts with respect to operating income, cash flow, and capital expenditures of the Company and its Subsidiaries;

        (b) the establishment of any pension, insurance or benefit plan for any employee of the Company and its Subsidiaries (including, without limitation, officers' and directors' liability insurance);

        (c) except as provided in the annual budget approved pursuant to clause
(a) above, (i) the entering into by the Company or any of its Subsidiaries of any operating lease which requires total payments of more than $25,000 over the term of such lease, (ii) the making of any capital expenditure in excess of $25,000 for any single expenditure or project or for such expenditures or projects which individually have a value of less than $25,000 but which aggregate more than $25,000 in any fiscal year and (iii) the sale or any commitment for the sale by the Company or any of its Subsidiaries of any assets or property which individually have a value of more than $25,000 or of such assets or property which individually have a value of less than $25,000 but which aggregate more than $25,000 in any fiscal year;

        (d) (i) the issuance, purchase, redemption or repurchase, or determination whether to exercise repurchase rights, of any Common Stock or other securities of the Company and its Subsidiaries including, without limitation, options and warrants, (ii) the selection of an appraiser in connection with any repurchase pursuant to any Management Stock Option Plan and
(iii) the establishment and the terms of any Management Stock Option Plan;

        (e) the declaration or payment of any dividends or other distributions in respect of the capital of the Company and its Subsidiaries;

        (f) the making of an initial public offering;

        (g) (i) the incurrence by the Company or any of its Subsidiaries of any Indebtedness for Borrowed Money, including, without limitation, the establishment of a line of credit at any bank or other financial institution or
(ii) the granting by the Company or any of its Subsidiaries of any Liens on any of its properties or assets except (A) liens to secure taxes, assessments and other governmental charges in respect of obligations not overdue, (B) landlord's or lessor's liens under leases under which the Company or any of its Subsidiaries is the lessee, (C) Liens being contested by the Company in good faith by appropriate proceedings or (D) other Liens not consented to, approved by or acquiesced in by the Company or any of its Subsidiaries that are discharged within 90 days after the creation thereof;

        (h) the giving by the Company or any of its Subsidiaries of any guaranties or indemnities in connection with the debt or other obligations of any Person;

        (i) the institution or settlement of any lawsuit or other legal proceeding involving a claim by the Company or any of its Subsidiaries of more than $50,000;

        (j) any action to effect the voluntary, or which would precipitate an involuntary, dissolution or winding-up of the Company or any of its Subsidiaries;

        (k) the entering into by the Company or any of its Subsidiaries of any partnership, joint venture or other similar joint business undertaking;

        (l) the creation, modification, amendment or repeal of the Charter or by-laws of the Company or any of its Subsidiaries;

        (m) the establishment of any new business or change in the business of the Company and its Subsidiaries;

        (n) the entering into or consummating of any merger or consolidation, or any sale, lease, sublease or other transfer or disposition of any assets of the Company or any of its Subsidiaries or any voting stock of any Subsidiary of the Company (other than sales of assets in the ordinary course of business consistent with past practice or any sales of assets provided in the annual budget approved pursuant to clause (a) above or permitted pursuant to clause (c) above);

        (o) the acquisition by the Company or any of its Subsidiaries of any stock, Indebtedness, obligations or liabilities of, or the acquisition by the Company or any of its Subsidiaries of all or a substantially portion of the properties or assets of, or the making by the Company or any of its Subsidiaries of any loans, advances, capital contributions or transfers of property to, any Person;

        (p) (i) the entering into by the Company or any of its Subsidiaries of any transaction with any Affiliate on terms more favorable to such Affiliate than would have been obtainable on an arms-length basis in the ordinary course of business, or (ii) the making of any payment (whether in cash, securities or other property) to or for the benefit of any Affiliate of the Company or any of its Subsidiaries in respect of any indebtedness owed by, or other obligation of, the Company or any of its Subsidiaries to such Affiliate, other than (A) the reasonable out-of-pocket expenses of any member of the Board of Directors of the Company or any of its Subsidiaries who is not an employee, officer or shareholder of the Company or its Subsidiaries, and (B) the reasonable costs and expenses associated with any rights of board or executive committee attendance or observation or inspection and lodging expenses related thereto;

        (q) any amendment or modification of, or the granting of any waiver, or the failure to enforce any of the rights of the Company pursuant to, any of the Related Agreements;

        (r) the appointment and termination of the President, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer (or Persons holding equivalent positions) of the Company and its Subsidiaries and the establishment of any bonus plan or incentive compensation payable to any of such officers of the Company or its Subsidiaries;

        (s) the appointment and retention of auditors and legal counsel for the Company and its Subsidiaries; and

        (t) retaining and compensating by the Company or any of its Subsidiaries of any consultant, advertising agency, public relations firm, investment banker or other advisor or professional whose annual remuneration exceeds $25,000.

                                    EXHIBIT A

                                    INVESTORS


                                                           Principal                                            Aggregate
                                                           Amount of                                            Purchase
        Name                                                Notes($)                  Warrants                   Price($)
       -----                                            ---------------               --------               --------------
GMN Investors II, L.P.                                     5,000,000                   375,000                  5,000,500
Meier Mitchell & Company                                   2,000,000                   150,000                  2,000,200
The Manufacturers Life Insurance Company (U.S.A.)          2,500,000                   187,500                  2,500,250
Trans National Group Services LLC                          2,000,000                   150,000                  2,000,200
JenStar Partners I, LLC                                    1,500,000                   112,500                  1,500,150
The Stoneberg Family Trust                                   100,000                     7,500                    100,010
Anderson Eloquent, L.P.                                      200,000                    15,000                    200,020
Exeter Capital Partners, IV, L.P.                            500,000                    37,500                    500,050
Cambridge Technology Capital Fund I, L.P.                  1,000,000                    75,000                  1,000,100
Michael A. Mitgang                                           100,000                     7,500                    100,010
Peter Bennett                                                 50,000                     3,750                     50,005
Chad Abraham                                                  50,000                     3,750                     50,005
Omega Bayview, L.L.C                                          46,495                     3,487                     46,500
Crosslink Crossover Fund III, L.P.                            86,691                     6,502                     86,700
Crosslink Omega Ventures III, L.L.C.                         338,767                    25,407                    338,800
Crosslink Offshore Omega Ventures III                        528,047                    39,604                    528,100
Menlo Ventures VII, L.P.                                     960,000                    72,000                    960,096
Menlo Entrepreneurs Fund VII, L.P.                            40,000                     3,000                     40,004
Onset Enterprise Associates II, L.P.                       1,000,000                    75,000                  1,000,100
Onset Enterprise III, L.P.                                 1,000,000                    75,000                  1,000,100
Foundation Capital, L.P.                                     900,000                    67,500                    900,090
Foundation Capital Entrepreneurs Fund, LLC                   100,000                     7,500                    100,010
                                                          ----------                 ---------                 ----------
TOTAL                                                     20,000,000                 1,500,000                 20,002,000
                                                          ==========                 =========                 ==========


                                    EXHIBIT B

                                  FORM OF NOTE

                                                                    EXHIBIT B TO
                                                   SECURITIES PURCHASE AGREEMENT

NEITHER THIS NOTE NOR THE SHARES ISSUABLE UPON EXERCISE OF THE CONVERSION RIGHTS SET FORTH IN THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS NOTE NOR THE SHARES ISSUABLE UPON EXERCISE OF THE CONVERSION RIGHTS SET FORTH IN THIS NOTE CAN BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF THE SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED. THIS SECURITY SHALL BE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE PURCHASE AGREEMENT, AS DEFINED BELOW, A COPY OF WHICH WILL BE PROVIDED BY THE COMPANY UPON REQUEST.

                                 ELOQUENT, INC.

                      SENIOR SUBORDINATED CONVERTIBLE NOTE

Up to $___________                                              October __, 1999


        FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in this promissory note (this "Note"), ELOQUENT, INC., a Delaware corporation (the "Company"), absolutely and unconditionally promises to pay to the order of _________________, as holder (in such capacity being referred to herein, together with its successors and assigns, as the "Holder"), at the Holder's offices at _________________________________, the principal amount of _______________ DOLLARS ($__________), together with interest thereon as specified in Section 2 hereof.

        This Note is being issued (i) pursuant to the Securities Purchase Agreement, dated as of October ___, 1999 (the "Purchase Agreement") among the Company, the Holder and certain other parties thereto, and (ii) together with a stock purchase warrant, in the form attached to the Purchase Agreement as Exhibit C (the "Warrant"), to be issued by the Company to the Holder to purchase the number and type of shares of capital stock or other securities of the Company as described therein (the "Warrant Shares"). This Note is one of the Senior Subordinated Convertible Notes, dated as of the date hereof, being issued by the Company to Investors (as defined in the Purchase Agreement) (collectively, the "Notes") and shall be subject to the terms and provisions contained in the Purchase Agreement.

        SECTION 1. MATURITY. The entire principal amount hereof, and all unpaid interest thereon, shall become due and payable on the sooner to occur of (i) October ___, 2004 (the "Maturity Date"), or (ii) the date of a Capital Transaction (as defined in the Purchase Agreement).

        SECTION 2. INTEREST. This Note shall bear interest on the principal amount outstanding and unpaid from time to time from the date hereof until such principal amount is paid or discharged in full when due hereunder at the rate of 12% per annum. Overdue principal, and to the extent permitted by applicable law, overdue interest, shall bear interest at the rate of 16% per annum from the due date thereof until paid in full. Upon the occurrence and during the continuance of any other Event of Default (as defined in the Purchase Agreement), this Note shall bear interest at the rate of 16% per annum. Interest shall be calculated on the basis of a 360-day year and paid for the actual number of days elapsed and shall be payable quarterly in arrears on the last day of each quarter, commencing on December 31, 1999, with a final payment of all accrued and unpaid interest upon maturity.

        SECTION 3. PREPAYMENT.. Subject to the Purchase Agreement, the Company shall have the right to prepay, in whole or in part (in integral multiples of $10,000, or if less, the aggregate principal amount outstanding), the unpaid principal amount of this Note on ten (10) business days' prior written notice to the Holder. Any notice of prepayment given pursuant to this Section 3 shall not act to restrict or limit any rights which the Holder may have at the time of receipt of such notice to convert this Note pursuant to, and in accordance with,
Section 5 hereof. Any prepayment of the principal amount of this Note shall be made without premium or prepayment penalty, provided that the Company shall pay all accrued interest to the date of prepayment on the principal amount prepaid. All payments to be made by the Company hereunder shall be made in U.S. dollars in immediately available funds, without setoff or counterclaim and without any withholding or deduction whatsoever.

        SECTION 4. ACCELERATION EVENTS. If any of the following events or circumstances (each an "Acceleration Event") shall occur and be continuing:

               (a) the Company shall fail to pay any amount of principal when due and payable hereunder; or any interest or other amount (if any) within 5 days of the date on which such interest or other amount is due and payable; or

               (b) the Company shall fail to cure any breach of its other covenants, agreements or obligations hereunder within thirty (30) days after written notice by the Holder to the Company specifying such breach; or

               (c) an Event of Default under the Purchase Agreement;

THEN, the Holder at its option at any time thereafter, but subject to the terms and provision of Section 9 of the Purchase Agreement, may declare the entire and unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note and the obligations evidenced hereby due and payable, and the same shall thereupon forthwith become and be due and payable to the Holder (an "Acceleration") without presentment, demand, protest, notice of protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Company.

        SECTION 5. CONVERSION. Subject to the terms of the Purchase Agreement, this Note shall be convertible pursuant to the terms and provisions of this
Section 5.

        SECTION 5.1. CONVERSION RIGHTS.

        (a) At any time after December 31, 2000 and while this Note is outstanding, the Holder may convert all or any portion of the principal amount of this Note outstanding, and all or any portion of accrued and unpaid interest on this Note, into such number of whole shares of Conversion Stock as the principal amount (and interest, if any) which the Holder elects to convert will purchase at the Conversion Price, upon the terms and subject to the conditions hereinafter specified.

        (b) In addition, at any time after December 31, 2000 and while any Note is outstanding, the Majority Holders (as defined in the Purchase Agreement) of the Notes may elect to convert all of the outstanding principal amount of all outstanding Notes, and all accrued and unpaid interest on all Notes, into such number of whole shares of Conversion Stock as the principal amount (and interest, if any) which shall be converted will purchase at the Conversion Price, upon the terms and subject to the conditions hereinafter specified, in which case all outstanding Notes shall be automatically converted into Conversion Stock; provided that any Holder (as defined in the Purchase Agreement) of more than $4,000,000 in aggregate outstanding principal amount of Notes may, at its sole option, elect not to have its Notes converted pursuant to this Section 5.1(b).

        SECTION 5.2. CERTAIN DEFINITIONS. For all purposes of this Note, the following terms shall have the respective meanings set forth below:

        (a) "Common Stock" shall mean and include the Company's Common Stock, $.001 par value per share, authorized as at the date of this Note (as described in Section 4.5 of the Purchase Agreement) and shall include also any other capital stock of the Company of any class or series which shall be authorized at any time after the date of this Note and which shall have the right to participate in the distribution of earnings and assets of the Company without limitation as to amount;

        (b) "Conversion Notice" shall mean written notice by the Holder or the Majority Holders, as the case may be, in substantially the form annexed hereto of the Holder or Majority Holders' desire to exercise its or their conversion rights hereunder;

        (c) "Conversion Price" shall mean, in relation to any share of Conversion Stock at any time of reference, the "Conversion Price" as defined in
Article IV, Section G.4(c) of the Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on October ___, 1999 (as amended from time to time, the "Charter"), as adjusted from time to time pursuant to the provisions of the Charter commencing as of the date hereof;

        (d) "Conversion Stock" shall mean (i) the Company's Series E Preferred Stock issuable upon the conversion of this Note or any promissory notes delivered in substitution or exchange therefor; and (ii) shall include also any other capital stock of any other class which may become and be issuable upon such exercise; and

        (e) "Series E Preferred Stock" shall mean the Company's Series E Preferred Stock, $.001 par value per share, authorized as at the date of this Note.

        SECTION 5.3. CONVERSION MECHANISM.

        (a) Conversion of this Note shall be made upon surrender of this Note to the Company at its principal place of business (or at such other office as the Company shall designate by notice in writing to the Holder from time to time), accompanied by written notice of the Holder or Majority Holders' election to convert in substantially the form of the Conversion Notice annexed hereto. If less than the full amount of the then outstanding principal and accrued interest hereunder is being converted pursuant to Section 5.1(a) hereof, then the Company shall issue another Note of like tenor to this Note for the remaining balance of the principal hereunder. If Majority Holders have made an election to convert pursuant to Section 5.1(b) hereof, the Company shall give Holders of more than $4,000,000 in aggregate outstanding principal amount of Notes who are not signatories to the Majority Holders' Conversion Notice written notice of the Majority Holders' election to convert within seven (7) days of the Company's receipt thereof. If such a Holder of more than $4,000,000 in aggregate outstanding principal amount of Notes desires not to have its Notes converted pursuant to Section 5.1(b), such Holder shall give the Company written notice thereof within 15 days after such Holder receives notice from the Company. Otherwise, such Holder's outstanding Notes shall be converted to Conversion Stock pursuant to Section 5.1(b).

        (b) The Company agrees that, at the time of such surrender and exercise of conversion rights in compliance with the provisions hereof, the shares of Conversion Stock issuable pursuant to such exercise shall be and be deemed to be issued to the Holder (or the Holder's permitted designee or designees which may include the Holder for which the Holder is acting as agent hereunder) as the record owner of such shares as of the close of business of the Company on the date on which conversion rights under this Note shall have been exercised as aforesaid.

        (c) The Company covenants that all shares of Conversion Stock which may be issued upon the exercise of conversion rights under this Note will, upon such exercise, be fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof.

        (d) The certificates for the shares of Conversion Stock so issued shall be delivered to the Holder (or the Holder's permitted designee or designees) within a reasonable time, not exceeding ten (10) days, after the date on which the conversion rights under this Note shall have been so exercised, and shall bear substantially the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY

NOT BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF THE SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.

        (e) This Note may be converted more than once and from time to time. Unless the Holder shall have elected to convert accrued but unpaid interest hereon, all of such interest shall be paid to the Holder in cash immediately upon the conversion of the principal amount of this Note then being converted.

        (f) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of conversion rights under this Note, and the Conversion Price with respect to any such fractional shares shall be payable to the Holder in cash in immediately available funds by the Company within ten (10) days after the date of any such conversion.

        (g) Issuance of certificates for shares of Conversion Stock upon the exercise of conversion rights under this Note shall be made without charge to the Holder (or the Holder's permitted designee(s)) for any issue or transfer taxes or any other incidental expenses in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder (or the Holder's permitted designee(s)); provided, however, that any income taxes or capital gains taxes or similar taxes shall be payable by the Holder.

        SECTION 5.4. CERTAIN OBLIGATIONS OF THE COMPANY. The Company will, in accordance with the laws of the State of Delaware, take such actions as may be necessary to ensure that the authorized amount of any class of stock from which Conversion Stock is to be issued shall, at the time of such conversion, be sufficient to permit the exercise of conversion rights under this Note and to ensure that, at the time of such conversion, the authorized amount of any class of stock into which the Conversion Stock is convertible shall be sufficient to permit the exercise of any such conversion rights applicable to the Conversion Stock. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issuance of capital stock or sale of treasury stock (otherwise than upon exercise of conversion rights hereunder) or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the material performance or observance of any of the covenants, stipulations or conditions in this Note to be observed or performed by the Company. The Company will at all times in good faith assist, insofar as it is able, in the carrying out of all of the provisions of this Note in a reasonable manner and in the taking of all other action which may be necessary in order to protect and preserve the rights of the Holder set forth herein and in the Charter. The Company will maintain an office where presentations and demands to or upon the Company in respect of this Note may be made. The Company will give notice in writing to the registered Holder, at the address of the registered Holder appearing on the books of the Company, of each change in the location of such office.

        SECTION 5.5. ANTIDILUTION. So long as this Note is outstanding, all of the antidilution provisions of Article IV, Section G.4 of the Charter shall apply to the Conversion Stock commencing as of the date hereof regardless of when this Note is converted into Conversion Stock.

        SECTION 5.6. NO RIGHTS OR RESPONSIBILITIES AS STOCKHOLDER. This Note neither entitles the Holder to any rights, nor subjects the Holder to any responsibilities, as a shareholder of the Company.

        SECTION 6. EXCHANGE. This Note is exchangeable, upon the surrender hereof by the registered Holder at the principal office of the Company, for new promissory notes of like tenor and date representing in the aggregate the then outstanding principal balance hereof (together with interest theretofore accrued and unpaid), each of such new notes to evidence the portion of such then outstanding principal balance (and accrued and unpaid interest on such principal amount) as shall be designated by said registered Holder at the time of such surrender.

        SECTION 7. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new promissory note of like tenor and date, and in the principal balance then outstanding, in lieu of this Note.

        SECTION 8. TITLE TO NOTE. This Note and all rights hereunder are transferable (subject to the legend set forth in the heading on the first page hereof), in whole or in part, at the office or agency of the Company by the registered Holder in person or by a duly authorized attorney, upon surrender of this Note together with an assignment hereof properly endorsed. Until transfer hereof on the registration books of the Company, the Company may treat the registered Holder as the owner hereof for all purposes.

        SECTION 9. COMMUNICATIONS AND NOTICES. All notices, demands, requests, certificates or other communications hereunder must be in writing, either delivered in hand or sent by private expedited courier for overnight delivery with signature required, or by facsimile transmission, by tested or otherwise authenticated telex or cable, in each such case, such notice, demand, request, certificate or other communications being deemed to have been given upon delivery or receipt, as the case may be, or by certified mail, postage prepaid, in which case, such notice, demand, request, certificate or other communications shall be deemed to have been given three (3) days after the date on which it is first deposited in the mails, and, if to the Company, shall be addressed to it at its principal place of business referred to in the first paragraph hereof, or at such other address as the Company may hereafter designate in writing by notice to the registered Holder, and, if to such registered Holder, addressed to such Holder at the address of such Holder as shown on the books of the Company.

        SECTION 10. MISCELLANEOUS.

        (a) If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Sunday or a Saturday or shall be a legal holiday or a day on which banking institutions in the City of Boston, Massachusetts, are authorized or required by law to remain closed, then such action shall be taken or right may be exercised on the next succeeding day which is not a Sunday, a Saturday or a legal holiday and not a day on which banking institutions in the City of Boston, Massachusetts, are authorized or required by law to remain closed.

        (b) THIS NOTE SHALL BE BINDING UPON THE COMPANY'S SUCCESSORS IN TITLE AND ASSIGNS. THIS NOTE SHALL CONSTITUTE A CONTRACT UNDER SEAL AND, FOR ALL PURPOSES, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO THE LAWS OR RULES OF LAW APPLICABLE TO CONFLICT OR CHOICE OF LAW).

        (c) The Company and every endorser and guarantor of this Note or the obligation represented hereby expressly waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable. The failure of the Holder to exercise any or all of its rights, remedies, powers or privileges hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

        (d) The Company hereby agrees to pay promptly the reasonable fees, expenses and disbursements of the Holder's attorneys incurred from time to time in connection with any amendment, modification, consent or waiver to or under this Note.

        (e) Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Company hereby promises to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding principal balance of, accrued interest, and all (if any) other amounts payable on or in respect of this Note, all court costs and reasonable attorneys' fees and other collection charges and expenses incurred or sustained by the Holder.

        (f) In the event of irreconcilable conflict between the provisions of this Note and the Purchase Agreement, the provisions of the Purchase Agreement shall control. If any term of this Note shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Note shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. This Note is intended to provide to the Holder the benefit of the right to convert this
Note into Conversion Stock on the terms and conditions contained herein, and the terms and provisions of this Note shall be construed to afford the Holder such maximum benefit at all times, including upon the occurrence of one or more of the events contemplated in Section 5.5 hereof.

        (g) This Note may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed by the Company and the Majority Holders of the Notes (as defined in the Purchase Agreement). Any such amendment, modification waiver approved by the Majority Holders of the Notes shall be binding upon all of the holders of the Notes and such holders shall be deemed to have approved the amendment, modification or waiver at issue.

        SECTION 11. SUBORDINATION. The Holder acknowledges that any amounts owed by the Company to the Holder hereunder are, and shall be, subordinate to the Indebtedness evidenced by the Senior Debt Documents (as defined in the Purchase Agreement).

        IN WITNESS WHEREOF, the Company has caused this Senior Subordinated Convertible Note to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officers.

                                        ELOQUENT, INC.

                                        By:______________________________
                                            Name:
                                            Title:

        The foregoing Senior Subordinated Convertible Note is hereby accepted and agreed to by the undersigned on and as of the date first above written.


[_______________________________]


By:_______________________________
    Name:
    Title:

                            FORM OF CONVERSION NOTICE

              (To be signed only on exercise of conversion rights)

TO: ELOQUENT, INC.

        The undersigned, [the] registered [Holder] [Majority Holders] of Senior Subordinated Convertible Note[s] dated October __, 1999 (the "Note"), of Eloquent, Inc. (the "Company") hereby irrevocably elect[s] to exercise [its][their] conversion rights under the provisions of Section 5.1[(a)][(b)] of the Note[s] by conversion of [(i)] [all of the] $ of outstanding principal of the Note[s][, and [(ii)] [all of the] $___________ of accrued and unpaid interest thereon, for * shares of Series E Preferred Stock of the Company, and request[s] that the certificates for such shares be issued in the name of, and delivered to,______________, whose address is _______________.

Dated:                              _________________________________
                                    (Signature must conform in all
                                    respects to name of registered
                                    holder as specified on the face
                                    of the Note)

                                    _________________________________
                                    (Address)

                                    [In the case of a conversion pursuant to
                                    Section 5.1(b), add signature blocks for each Majority Holder]

Signed in the presence of:

______________________

        * Insert here the number of shares as to which all of the outstanding principal of, and if to be converted, accrued and unpaid interest on, the Note[s] is/are being converted.

                               FORM OF ASSIGNMENT

                     (To be signed only on transfer of Note)

        For value received, the undersigned hereby sells, assigns, and transfers unto all right, title and interest in and to the within Senior Subordinated Convertible Note, dated October __, 1999, of Eloquent, Inc., and appoints Attorney to transfer such right on the books of said Company with full power of substitution in the premises.

Dated:                              _________________________________
                                    (Signature must conform in all
                                    respects to name of registered
                                    holder as specified on the face
                                    of the Note)

                                    _________________________________

                                    (Address)

Signed in the presence of:

______________________

                                    EXHIBIT C

                                 FORM OF WARRANT

                                                          EXHIBIT C TO
                                                          SECURITIES PURCHASE
                                                          AGREEMENT

                                 Form of Warrant

                Right to Purchase _______ Shares of Common Stock

                                of Eloquent, Inc.

        This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act or any applicable state securities laws. Furthermore, this Warrant and any shares acquired upon the exercise of this Warrant may be sold or otherwise transferred only in compliance with the conditions specified in Section 13 of the Securities Purchase Agreement referred to hereinafter, complete and correct copies of which are available for inspection at the principal office of Eloquent, Inc. and will be furnished without charge to the holder of this Warrant upon written request. This Warrant is issued pursuant to the Securities Purchase Agreement and if any provision of this Warrant is found to conflict with the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall prevail.

        The shares represented by this certificate are subject to the terms of a certain Fourth Amended and Restated Investors' Rights Agreement, dated as of even date herewith, among Eloquent, Inc. and certain investors. The Fourth Amended and Restated Investors' Rights Agreement contains certain restrictive provisions relating to the transfer of shares of the stock represented thereby. A copy of the Fourth Amended and Restated Investors' Rights Agreement is on file at Eloquent, Inc.'s principal offices. Upon written request to the Secretary of Eloquent, Inc., a copy of the Fourth Amended and Restated Investors' Rights Agreement will be provided without charge to appropriately interested persons.

                                    No. W-___

                                 Eloquent, Inc.

                          Common Stock Purchase Warrant

        Eloquent, Inc., a Delaware corporation (together with any corporation which shall succeed to or assume the obligations of Eloquent, Inc. hereunder, the "Company"), hereby certifies that, for value received,____________________, a ___________________, or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company from time to time in accordance with Section
2.2 hereof, until the termination in full or in part of this Warrant pursuant to
Section 2.4 hereof, up to _________________ fully paid and non-assessable shares of Common Stock (as defined in Section 12 hereof) at an initial purchase price per share of $.01 (such price per share as adjusted from time to time as provided herein is referred to herein as the "Exercise Price"). The number of shares of Common Stock for which this Warrant is exerciseable and the Exercise Price are subject to adjustment as provided herein.

        This Warrant is issued pursuant to the Securities Purchase Agreement (as amended and in effect from time to time, the "Securities Purchase Agreement"), dated as of October ___, 1999, among the Company, GMN Investors II, L.P. and the other investors listed on Exhibit A attached thereto, a copy of which is on file at the principal office of the Company. The holder of this Warrant shall be entitled to all of the benefits and shall be subject to all of the obligations of the Securities Purchase Agreement.

1. DEFINITIONS. Terms defined in the Securities Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain terms are used in this Warrant as specifically defined in Section 12 hereof.

2.      EXERCISE OF WARRANT.

        2.1. Exercise. This Warrant may be exercised prior to its expiration pursuant to Section 2.4 hereof by the holder hereof from time to time in accordance with Section 2.2, by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by the Exercise Price then in effect. In the event the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised. Upon any exercise of this Warrant, in whole or in part, the holder hereof may pay the aggregate Exercise Price with respect to the shares of Common Stock for which this Warrant is then being exercised (collectively, the "Exercise Shares") by surrendering its rights to a number of Exercise Shares having a fair market value equal to or greater than the required aggregate Exercise Price, in which case the holder hereof would receive the number of Exercise Shares to which it would otherwise be entitled upon such exercise, less the surrendered shares.

        2.2. Warrant Agent. In the event that a bank or trust company shall have been appointed as trustee for the holder of the Warrant pursuant to Section 6.2 hereof, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 13 hereof and shall accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 2.

        2.3. Termination. This Warrant shall terminate in full upon the earliest to occur of (i) exercise in full, (ii) the fifth anniversary of the date on which all Senior Subordinated Convertible Notes issued pursuant to the Purchase Agreement owned or held by the Holder of this Warrant have been paid in full (including all accrued and unpaid interest thereon) or converted into Series E Preferred Stock of the Company, and (iii) October ___, 2006.

3. REGISTRATION RIGHTS. The holder of this Warrant has the right to cause the Company to register the Warrant Stock issued upon exercise hereof, under the Securities Act and any blue sky or securities laws of any jurisdictions within the United States at the time and in the manner specified in the Investors' Rights Agreement.

4.      DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

        4.1 Delivery. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise.

        4.2. Fractional Shares. In the event that the exercise of this Warrant, in full or in part, results in the issuance of any fractional share of Common Stock, then in such event the holder of this Warrant shall be entitled to cash equal to the fair market value of such fractional share as determined in good faith by the Company's Board of Directors.

5. ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS AND RECLASSIFICATIONS. In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor:

                (a) other or additional stock, other securities, or property (other than cash) by way of dividend; or

                (b) other or additional (or less) stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate restructuring;

other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 7 hereof), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof, shall be entitled to receive the amount of stock and other securities and property (including cash in the case referred to in subsection (b) of this Section 5) which such holder would have received prior to or would have held on the date of such exercise if on the date hereof it had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in subsection (b) of this Section 5) receivable by such holder as aforesaid during such period, without interest, giving effect to all further adjustments called for during such period by Sections 6 and 7 hereof.

6.      ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

        6.1. Certain Adjustments. In case at any time or from time to time, the Company shall (i) effect a capital reorganization, reclassification or recapitalization, (ii) consolidate with or merge into any other person, or (iii) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof at any time after the consummation of such reorganization, recapitalization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof.

        6.2. Appointment of Trustee for Warrant Holders Upon Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall, at its expense, deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrant after the effective date of such dissolution pursuant to this Section 6 to a bank or trust company having its principal office in Boston, Massachusetts, as trustee for the holder or holders of the Warrant.

        6.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 8 hereof.

7. ADJUSTMENTS FOR ISSUANCE OF COMMON STOCK AND AMOUNT OF OUTSTANDING COMMON STOCK.

        7.1. General. If at any time there shall occur any stock split, stock dividend, reverse stock split or other subdivision of the Company's Common Stock ("Stock Event"), then the number of shares of Common Stock to be received by the holder of this Warrant shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder to the total number of shares of the Company (on a fully diluted basis) prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder to the total number of shares of the Company (on a fully-diluted basis) after such Stock Event and the Exercise Price shall be appropriately adjusted such that the aggregate Exercise Price for the total number of shares of the Company issuable hereunder prior to such Stock Event is equal to the aggregate Exercise Price for the total number of shares of the Company issuable hereunder after such Stock Event; provided that in no event will the Exercise Price be less than the par value of the Common Stock.

        7.2. Sale of Common Stock. This Section 7.2 shall apply until such time as all Notes (as defined in the Securities Purchase Agreement) held by the holder of this Warrant are paid in full or all of the Notes held by such Holder are exchanged for Series E Preferred Stock of the Company. If at any time there shall occur any issuance or sale by the Company of any shares of Common Stock (except pursuant to the exercise of any other Warrant issued pursuant to the Securities Purchase Agreement or the conversion of any Series E Preferred Stock of the Company issued pursuant to the Securities Purchase Agreement) or of any securities convertible into or exchangeable for shares of Common Stock or any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (any of the foregoing events being referred to herein as a "Stock Sale Event" and the securities issued in connection therewith being referred to herein as "New Securities"), so that the New Security Price Per Share (as defined herein) of such newly issued securities is lower than the then current Warrant Price Per Share (as defined herein), then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock the aggregate New Security Price Per Share for such issuance would purchase at the Warrant Price Per Share on such date, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock sold or offered for subscription or purchase (such fraction being the "Adjuster Fraction"); provided, however, that the foregoing provisions shall not apply to (A) shares of Common Stock issued upon conversion of the Preferred Stock of the Company,
(B) up to 6,004,500 shares (net of repurchases and option cancellations, and subject to adjustments for stock splits, reverse stock splits, combinations and similar events) of Common Stock (and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors, (C) shares of Common Stock or Preferred Stock (and/or options, warrants or other rights) issued pursuant to any equipment leasing arrangement or bank financing approved by the Board of Directors, or (D) any shares of Common Stock or Preferred Stock issued or issuable upon the conversion of the Notes or exercise of the Warrants. For purposes hereof, "Warrant Price Per Share" shall mean $6.00 (subject to adjustment in the event of any stock splits, stock dividends, recapitalizations, reorganizations and the like with respect to the Common Stock). For purposes hereof, "New Security Price Per Share" shall mean (a) the sum of (I) the aggregate consideration paid by the purchasers of the applicable New Securities for such New Securities plus (II) in the case of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof (provided that, if the New Securities are issued for no consideration, the consideration paid under this clause (a) shall be deemed to be $.01 per share), divided by (b) the total number of shares of Common Stock of the Company issued or sold to such purchasers or to which such purchasers are entitled to convert the New Securities. Such adjustment shall be made successively whenever such an issuance shall occur. To the extent that any such shares, rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

        When any adjustment is required to be made to the Exercise Price pursuant to this Section 7.2, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment without considering the fact that the Exercise Price as adjusted may be lower than the par value of the Common Stock.

        7.3. Other Securities. In case any Other Securities shall have been issued, or shall then be subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other entity referred to in Section 6 hereof) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or entity), the holder hereof shall be entitled to receive upon exercise hereof such amount of Other Securities (in lieu of or in addition to Common Stock) as is determined in accordance with the terms hereof, treating all references to Common Stock herein as references to Other Securities to the extent applicable, and the computations, adjustments and readjustments provided for in this Section 7 with respect to the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrant, so as to provide the holder of the Warrant with the benefits intended by this
Section 7 and the other provisions of this Warrant.

8. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant as described herein, in the Securities Purchase Agreement or in any other Related Agreement, against dilution. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of the Warrant from time to time outstanding, (iii) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets,
(iv) will comply in all respects with the provisions of Section 8 of the Securities Purchase Agreement except to the extent such compliance may be waived by Section 17 of the Securities Purchase Agreement, and (v) will not transfer all or substantially all of its properties and assets to any other entity (corporate or otherwise), or consolidate with or merge into any other entity or permit any such entity to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and will be bound by all the terms of this Warrant and the Securities Purchase Agreement.

9. ACCOUNTANTS' CERTIFICATE AS TO ADJUSTMENTS. In each case of any event that may require any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly prepare a certificate setting forth such adjustment or readjustment, or stating the reasons why no adjustment or readjustment is being made, and showing, in detail, the facts upon which any such adjustment or readjustment is based, including a statement of (i) the number of shares of the Company's Common Stock then outstanding on a fully diluted basis, and (ii) the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 7) on account thereof. The Company will forthwith mail a copy of each such certificate to the Majority Holders of the Warrants, and will, on the written request at any time of the Majority Holders of the Warrants, furnish to such holders a like certificate setting forth the calculations used to determine such adjustment or readjustment. At its option, the Majority Holders of the Warrants may confirm the adjustment noted on the certificate by causing such adjustment to be computed by an independent certified public accountant at the expense of the Company.

10.     NOTICES OF RECORD DATE. In the event of:

                (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

                (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of this Warrant), then, and in each such event, the Company will mail or cause to be mailed to the Majority Holders of the Warrants a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

11. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, a number of shares of Common Stock equal to the total number of shares of Common Stock from time to time issuable upon exercise of this Warrant, and, from time to time, will take all steps necessary to amend its Charter to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.

12. DEFINITIONS. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

        12.1. The term Common Stock includes (i) the Company's Common Stock, $.001 par value per share, (ii) any other capital stock of any class or classes (however designated) of the Company, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (iii) any other securities into which or for which any of the securities described in clauses
(i) or (ii) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

        12.2. The term Other Securities refers to any stock (other than Common Stock) and other securities of the Company or any other entity (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case pursuant to Section 5 or 6 hereof.

13. WARRANT AGENT. The Company may, by written notice to the holder of this Warrant, appoint an agent having an office in Boston, Massachusetts for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to
Section 2 hereof, and exchanging or replacing this Warrant pursuant to the Securities Purchase Agreement, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

14. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by overnight courier (or sent in the form of a telex or telecopy) at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

16. MISCELLANEOUS. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is intended to take effect as a sealed instrument and shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of the Commonwealth of Massachusetts. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.

[ The remainder of this page is intentionally left blank. ]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary.

Dated as of October ___, 1999

                                    ELOQUENT, INC.

(Corporate Seal)                    By:___________________________

                                    Title:________________________

Attest:

___________________________
Secretary

                              FORM OF SUBSCRIPTION

                         (To be signed only on exercise

                        of Common Stock Purchase Warrant)

TO: Eloquent, Inc.

        The undersigned, the Holder of the within Common Stock Purchase Warrant, hereby irrevocably elects to exercise this Common Stock Purchase Warrant for, and to purchase thereunder shares of the Common Stock of Eloquent, Inc., a Delaware corporation, and herewith makes payment of $ ________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to __________, whose address is _________.




Dated: __________________                   ___________________________
                                            (Signature must conform in all
                                            respects to name of Holder as
                                            specified on the face of the
                                            Warrant)


                                            ___________________________
                                                   (Address)

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

        For value received, the undersigned hereby sells, assigns, and transfers unto ____________ the right represented by the within Warrant to purchase shares of the Common Stock of Eloquent, Inc., a Delaware corporation, to which the within Warrant relates, and appoints attorney to transfer such right on the books of Eloquent, Inc., with full power of substitution in the premises.

Dated:___________________________

                                    ___________________________



                                    By:__________________________

                                    Name:________________________

                                    Title:_______________________

                                    EXHIBIT D

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                               [SEE EXHIBIT 3.01]